                                                                     EXHIBIT 4.1


                         $1,750,000,000 CREDIT AGREEMENT

                                   dated as of

                                 March 17, 1997

                         as amended as of March 31, 1997

                                      among

                                  VENCOR, INC.

                             THE BANKS PARTY HERETO

                         THE SWINGLINE BANK PARTY HERETO

                        THE LC ISSUING BANKS PARTY HERETO

                 THE MANAGING AGENTS AND CO-AGENTS PARTY HERETO

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent and Collateral Agent

                                       and

                               NATIONSBANK, N.A.,
                             as Administrative Agent

----------------------------------------------------------------------------

                                   Arranged by

                         J.P. Morgan Securities Inc. and
                       NationsBanc Capital Markets, Inc.,
                                 as Co-Arrangers

                                TABLE OF CONTENTS
                                -----------------


                                    ARTICLE 1
                                   DEFINITIONS
                                                                      PAGE
                                                                      ----
SECTION 1.01.  Definitions...............................................3
SECTION 1.02.  Accounting Terms and Determinations......................27
SECTION 1.03.  Classes and Types of Loans...............................27
SECTION 1.04.  Other Definitional Provisions............................27

                                    ARTICLE 2
                                 THE FACILITIES

SECTION 2.01.  Commitments to Lend......................................28
SECTION 2.02.  Notice of Committed Borrowing............................29
SECTION 2.03.  Money Market Borrowings..................................30
SECTION 2.04.  Notice to Banks; Funding of Loans........................35
SECTION 2.05.  Notes....................................................36
SECTION 2.06.  Interest Rates...........................................37
SECTION 2.07.  Method of Electing Interest Rates........................39
SECTION 2.08.  Letters of Credit........................................41
SECTION 2.09.  Swingline Loans..........................................49
SECTION 2.10.  Facility Fee.............................................52
SECTION 2.11.  Maturity of Loans........................................52
SECTION 2.12.  Optional Prepayments.....................................52
SECTION 2.13.  Termination or Reduction of Commitments..................53
SECTION 2.14.  General Provisions as to Payments........................54
SECTION 2.15.  Funding Losses...........................................55
SECTION 2.16.  Computation of Interest and Fees.........................55
SECTION 2.17.  Regulation D Compensation................................56
SECTION 2.18.  Atria Supporting Guaranties..............................57

                                    ARTICLE 3
                                   CONDITIONS

SECTION 3.01.  Effectiveness of this Agreement; Closing.................57
SECTION 3.02.  Consequences of Effectiveness............................59
SECTION 3.03.  Credit Events............................................60


                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

                                                                      PAGE
                                                                      ----
SECTION 4.01.  Corporate Existence and Power............................60
SECTION 4.02.  Corporate and Governmental Authorization; No
                      Contravention.....................................61
SECTION 4.03.  Binding Effect; Liens of Collateral Documents............61
SECTION 4.04.  Financial Information....................................61
SECTION 4.05.  Litigation...............................................62
SECTION 4.06.  Compliance with ERISA....................................62
SECTION 4.07.  Taxes....................................................63
SECTION 4.08.  Compliance with Laws.....................................63
SECTION 4.09.  No Regulatory Restrictions on Borrowing..................63
SECTION 4.10.  Environmental Matters....................................63
SECTION 4.11.  Related Documents........................................64
SECTION 4.12.  Effect of Merger on Outstanding Debt.....................64
SECTION 4.13.  Full Disclosure..........................................64
SECTION 4.14.  Information as to Material Subsidiaries and Pledged
                      Instruments.......................................64
SECTION 4.15.  Subsidiary Guaranties....................................64

                                    ARTICLE 5
                                    COVENANTS

SECTION 5.01.  Information..............................................65
SECTION 5.02.  Maintenance of Property..................................68
SECTION 5.03.  Insurance................................................68
SECTION 5.04.  Compliance with Law......................................68
SECTION 5.05.  Maintenance of Existence, Rights, Etc....................68
SECTION 5.06.  Use of Proceeds and Letters of Credit....................69
SECTION 5.07.  Limitation on Debt of Vencor.............................69
SECTION 5.08.  Limitation on Debt of Subsidiaries.......................72
SECTION 5.09.  Negative Pledge..........................................74
SECTION 5.10.  Consolidations, Mergers and Asset Sales..................75
SECTION 5.11.  Restricted Payments......................................76
SECTION 5.12.  Limitations on Investments in Minority-Owned
                      Affiliates........................................77
SECTION 5.13.  Transactions with Affiliates.............................78
SECTION 5.14.  Limitation on Restrictions Affecting Subsidiaries........79
SECTION 5.15.  No Modification of Certain Documents Without
                      Consent...........................................81
SECTION 5.16.  Minimum Consolidated Net Worth...........................81
SECTION 5.17.  Leverage Ratio...........................................81


                                                                      PAGE
                                                                      ----
SECTION 5.18.  Fixed Charge Coverage Ratio..............................82
SECTION 5.19.  Reduction of Amount of Parent Guaranty...................82
SECTION 5.20.  Designation of Material Subsidiaries.....................82
SECTION 5.21.  Guaranty by Future Wholly-Owned Material
                      Subsidiaries......................................83
SECTION 5.22.  Pledge of Stock of Future Material Subsidiaries..........83
SECTION 5.23.  No Change of Fiscal Periods..............................83
SECTION 5.24.  TheraTx's 8% Convertible Subordinated Notes..............84

                                    ARTICLE 6
                                    DEFAULTS

SECTION 6.01.  Defaults.................................................84
SECTION 6.02.  Notice of Default........................................87
SECTION 6.03.  Cash Cover...............................................87

                                    ARTICLE 7
                                   THE AGENTS

SECTION 7.01.  Appointment and Authorization............................87
SECTION 7.02.  Agents and Affiliates....................................88
SECTION 7.03.  Action by Agents.........................................88
SECTION 7.04.  Consultation with Experts................................88
SECTION 7.05.  Liability of Agents......................................88
SECTION 7.06.  Indemnification..........................................89
SECTION 7.07.  Credit Decision..........................................89
SECTION 7.08.  Agents' Fees.............................................89
SECTION 7.09.  Successor Agents.........................................89
SECTION 7.10.  Collateral Agent.........................................89
SECTION 7.11.  Obligations of Managing Agents and Co-Agents.............90

                                    ARTICLE 8
                            CHANGES IN CIRCUMSTANCES

SECTION 8.01.  Basis for Determining Interest Rate Inadequate or
                      Unfair............................................90
SECTION 8.02.  Illegality...............................................91
SECTION 8.03.  Increased Cost and Reduced Return........................91
SECTION 8.04.  Taxes....................................................93
SECTION 8.05.  Base Rate Loans Substituted for Affected Euro-Dollar
                      Loans.............................................95
SECTION 8.06.  Substitution of Banks....................................95

                                                                      PAGE
                                                                      ----
                                    ARTICLE 9
                                  MISCELLANEOUS
SECTION 9.01.  Notices..................................................96
SECTION 9.02.  No Waiver................................................97
SECTION 9.03.  Expenses; Indemnification................................97
SECTION 9.04.  Sharing of Set-offs......................................97
SECTION 9.05.  Amendments and Waivers...................................98
SECTION 9.06.  Successors and Assigns...................................99
SECTION 9.07.  Margin Stock............................................101
SECTION 9.08.  Failure of Bank to Satisfy Minimum Rating Condition.....101
SECTION 9.09.  Governing Law; Submission to Jurisdiction...............102
SECTION 9.10.  Counterparts; Integration...............................102
SECTION 9.11.  WAIVER OF JURY TRIAL....................................102
SECTION 9.12.  Confidentiality.........................................102

SIGNATURES.............................................................111

Commitment Schedule

Pricing Schedule

Schedule I     --    Existing Letters of Credit

Schedule II    --    Minority-Owned Affiliates

Schedule III   --    Affiliate Agreements

Schedule IV    --    Material Subsidiaries (as of the Amendment Effective Date)

Schedule V     --    Pledged Instruments (as of the Amendment Effective Date)

Exhibit A      --    Form of Note

Exhibit B      --    Form of Swingline Note

Exhibit C      --    Form of Security Agreement

Exhibit D      --    Financial Officer's Certificate

Exhibit E      --    Form of Opinion of the General Counsel
                      of Vencor

Exhibit F      --    Form of Opinion of General Counsel of TheraTx

Exhibit G      --    Form of Opinion of Special Counsel for
                       Vencor

Exhibit H      --    Form of Opinion of Davis Polk & Wardwell,
                       Special Counsel for the Agents

Exhibit I      --    Form of Notice of Committed Borrowing

Exhibit J      --    Form of Notice of Prepayment

Exhibit K      --    Form of Money Market Quote Request

Exhibit L      --    Form of Invitation for Money Market Quote

Exhibit M      --    Form of Money Market Quote

Exhibit N      --    Form of Notice of Swingline Borrowing

Exhibit O      --    Form of Subsidiary Guaranty Agreement

Exhibit P      --    Calculation of Funding Losses

                               CREDIT AGREEMENT

         AGREEMENT dated as of March 17, 1997 among VENCOR, INC., the BANKS party hereto, the SWINGLINE BANK party hereto, the LC ISSUING BANKS party hereto, the MANAGING AGENTS and CO-AGENTS party hereto, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent and Collateral Agent, and NATIONSBANK, N.A., as Administrative Agent, as amended as of March 31, 1997.

         WHEREAS, pursuant to a Merger Agreement dated as of February 9, 1997, Vencor acquired TheraTx by (i) causing Merger Sub to make a tender offer for all the outstanding common stock (including the associated rights to purchase Series A Junior Participating Preferred Stock) of TheraTx at a price of $17.10 per share and (ii) causing Merger Sub to merge into TheraTx (with TheraTx as the surviving corporation);

         WHEREAS, Vencor entered into this Agreement as originally executed (the "Initial Credit Agreement") in order to have available to it a revolving credit facility pursuant to which Vencor could (i) borrow to make (or enable Merger Sub to make) the cash payments that holders of TheraTx Shares were entitled to receive pursuant to such tender offer and, upon consummation of such merger, under the Merger Agreement, (ii) borrow to finance other acquisitions and refinance debt in connection with such acquisitions, (iii) borrow for the general corporate purposes of Vencor and its Subsidiaries, including (without limitation) refinancing debt of Vencor, TheraTx and certain of their respective Subsidiaries outstanding on March 17, 1997 and paying expenses associated with the acquisition of TheraTx, (iv) borrow to finance capital expansion projects or refinance debt that was incurred to finance such projects, (v) obtain letters of credit (and maintain certain existing letters of credit) not to exceed $150,000,000 in aggregate outstanding available amount for the general corporate purposes of Vencor, TheraTx and their respective Subsidiaries, including (without limitation) providing credit support for industrial revenue bonds, and (vi) borrow swingline loans for any or all of the foregoing purposes;

         WHEREAS, Vencor's obligations under this Agreement and certain obligations owed by Vencor in connection with derivatives transactions are secured pursuant to a Security Agreement by (i) all Equity Interests in Vencor's present and future Material Subsidiaries owned directly by Vencor,
(ii) all present and future intercompany debt owed to Vencor by its Subsidiaries and (iii) from time to time certain notes secured by mortgages on specific facilities; provided that Vencor may (x) cause collateral described in clauses (i) and (ii) above to be released when Vencor's senior unsecured long-term debt (without any third-party credit enhancement) receives Investment Grade Ratings from both Moody's and S&P and (y) cause collateral described in clause (iii) above to be released at any time;

         WHEREAS, Vencor has caused each of its Wholly-Owned Material Subsidiaries (i) to guarantee Vencor's obligations under this Agreement and
(ii) to secure its guarantee thereof by granting a security interest in all Equity Interests (if any) in other Material Subsidiaries owned directly by it;

         WHEREAS, Morgan and NationsBank were the only banks with Commitments under the Initial Credit Agreement and in such capacity made loans thereunder and purchased participations in letters of credit outstanding thereunder;

         WHEREAS, on the Amendment Effective Date (as hereinafter defined),
(i) Morgan and NationsBank wish to reduce their respective Commitments to the amounts set forth opposite their respective names on the Commitment Schedule attached hereto and (ii) the other Banks listed on such Commitment Schedule wish to assume Commitments in the amounts set forth opposite their respective names on such Commitment Schedule;

         WHEREAS, on the Amendment Effective Date (i) the loans outstanding hereunder from Morgan and NationsBank are to be repaid and replaced by loans made by all the Banks listed on such Commitment Schedule in proportion to their respective Commitments set forth therein and (ii) the participations held by Morgan and NationsBank in letters of credit outstanding hereunder are to be cancelled and replaced by participations held by all the Banks listed on such Commitment Schedule in proportion to their respective Commitments set forth therein;

         WHEREAS, such Banks are willing to make the foregoing loans and to participate pro rata in the foregoing letters of credit, the LC Issuing Banks that issued such existing letters of credit are willing to maintain them under this Agreement, such LC Issuing Banks or any other Banks may (but are not obligated to) issue additional letters of credit hereunder from time to time and the Swingline Bank is willing to make Swingline Loans, all on and subject to the terms and conditions herein provided; and

         WHEREAS, on such Amendment Effective Date, in order to make the changes described above and certain other changes in the Initial Credit Agreement, the Initial Credit Agreement will be amended to read in full as this Amended Agreement reads;

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03(b).

         "Account Party" means (i) for each Existing Letter of Credit, the party identified on Schedule I hereto as the Account Party for such Existing Letter of Credit and (ii) for each Additional Letter of Credit, the party identified as the Account Party for such Additional Letter of Credit pursuant to Section 2.08(d).

         "Acquisition Loan" means a loan made by a Bank pursuant to Section 2.01(a); provided that if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Acquisition Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "Additional Letter of Credit" means any letter of credit issued hereunder by an LC Issuing Bank on or after the Amendment Effective Date.

         "Adjusted CD Rate" has the meaning set forth in Section 2.06(b).

         "Adjusted Consolidated Net Income" means, for any period, Consolidated Net Income for such period, adjusted to exclude therefrom, without duplication, (i) gains or losses from the sale of assets (other than inventory sold in the ordinary course of business) net of related tax effects and (ii) the net income (or loss) of any Person (other than a Consolidated Subsidiary or Non-Consolidated Partnership) in which a Combined Company has an ownership interest, except to the extent that such Person pays dividends or distributions in cash to a Combined Company during such period.

         "Administrative Agent" means NationsBank, in its capacity as administrative agent for the Banks under the Financing Documents, and its successors in such capacity.

         "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent, duly completed by such Bank and submitted to the Administrative Agent (with a copy to Vencor and the Documentation Agent).

         "Affiliate" means any Person (other than a Subsidiary) directly or indirectly controlling, controlled by or under common control with Vencor. As used in this definition, the term "control" means possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Affiliate Agreements" means the agreements listed in Schedule III hereto.

         "Agents" means the Documentation Agent, the Administrative Agent and the Collateral Agent.

         "Aggregate LC Exposure" means, at any time, the sum, without duplication, of (i) the aggregate amount that is (or may thereafter become) available for drawing under all Letters of Credit outstanding at such time and
(ii) the aggregate unpaid principal amount of all LC Reimbursement Obligations outstanding at such time.

         "Agreement" when used with respect to this Agreement, means the Initial Credit Agreement as originally executed, as amended on the Amendment Effective Date and as it may be amended from time to time thereafter.

         "Amended Agreement" means this Agreement as amended on the Amendment Effective Date and as it may be amended from time to time thereafter.

         "Amendment Effective Date" means the date on which the Documentation Agent shall have received the documents specified in or pursuant to Section 3.01 and the other conditions specified in Section 3.01 shall have been satisfied.

         "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Base Rate Loans and CD Loans and its participations in Letters of Credit, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

         "Assignee" has the meaning set forth in Section 9.06(c).

         "Atria" means Atria Communities, Inc., a Delaware corporation, and its successors.

         "Atria's Credit Agreement" means the $200,000,000 Credit Agreement dated as of August 15, 1996 among Atria, the lending institutions named therein, PNC Bank, National Association, as Administrative Agent, National City Bank of Kentucky, as Documentation Agent and the Syndication Agents named therein.

         "Atria Supporting Guaranties" means guaranties by Vencor's Wholly-Owned Material Subsidiaries that Vencor will perform its obligations under the Parent Guaranty, such guaranties to be substantially in the form of
Section 19 of the Parent Guaranty.

         "Bank" means each bank or other financial institution listed on the Commitment Schedule, each Assignee which becomes a "Bank" for purposes hereof pursuant to Section 8.06 or 9.06(c), and their respective successors. The term "Bank" does not include the Swingline Bank in its capacity as such.

         "Bank Parties" means the Banks, the LC Issuing Banks, the Swingline Bank and the Agents.

         "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "Base Rate Loan" means a Committed Loan which bears interest at a rate based on the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Article 8.

         "Borrowing" has the meaning set forth in Section 1.03.

         "Capital Lease" means a lease that would be capitalized on a balance sheet of the lessee prepared in accordance with GAAP.

         "CD Loan" means a Committed Loan which bears interest at a rate based on the Adjusted CD Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article 8.

         "CD Margin" has the meaning set forth in the Pricing Schedule.

         "CERCLA" means the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended from time to time, and the regulations promulgated thereunder.

         "Charter Documents" means, in relation to any corporation, the certificate or articles of incorporation, by-laws and other constitutional documents of such corporation, including the certificate of designation for any series of its preferred stock.

         "Class" has the meaning set forth in Section 1.03.

         "Co-Agents" means the Banks designated as Co-Agents on the signature pages hereof, in their respective capacities as Co-Agents in connection with the credit facility provided hereunder.

         "Collateral" means all property, real and personal, tangible and intangible, with respect to which Liens are created or are purported to be created pursuant to the Collateral Documents.

         "Collateral Agent" means Morgan in its capacity as Collateral Agent for the holders of the Secured Obligations under the Collateral Documents, and its successors in such capacity.

         "Collateral Documents" means the Security Agreement, the Security Agreement Supplements and all other supplemental or additional security agreements, mortgages or similar instruments delivered pursuant hereto or thereto, except the Project Mortgage Notes and Project Mortgages.

         "Combined Basis", when used with respect to determining any amount for any period (or portion of a period) before TheraTx becomes a Subsidiary, means that such amount is to be determined by combining (i) the relevant amount determined with respect to Vencor and its Consolidated Subsidiaries on a consolidated basis and (ii) the relevant amount determined with respect to TheraTx and its Consolidated Subsidiaries on a consolidated basis.

         "Combined Companies" means Vencor and its Subsidiaries and TheraTx and its Subsidiaries. Unless the context otherwise requires, whenever an amount is to be determined hereunder with respect to the Combined Companies for any period, such amount shall be determined (i) for any portion of such period before TheraTx becomes a Subsidiary, on a Combined Basis and (ii) for any portion of such period after TheraTx becomes a Subsidiary, for Vencor and its Consolidated Subsidiaries on a consolidated basis.

         "Commitment" means (i) with respect to any Bank listed on the Commitment Schedule, the amount set forth therein opposite the name of such Bank and (ii) with respect to any Assignee, the amount of the transferor Bank's Commitment assigned to such Assignee pursuant to Section 8.06 or 9.06(c), in each case as such amount may be reduced from time to time pursuant to Section 2.13 or changed as a result of an assignment pursuant to Section 8.06 or 9.06(c). The term "Commitment" does not include the Swingline Commitment.

         "Commitment Percentage" means, with respect to any Bank at any time, the percentage which the amount of its Commitment at such time represents of the aggregate amount of all the Commitments at such time. At any time after the Commitments shall have terminated, the term "Commitment Percentage" shall refer to a Bank's Commitment Percentage immediately before such termination, adjusted to reflect any subsequent assignments pursuant to Section 8.06 or 9.06(c).

         "Commitment Reduction Date" means March 31, 2001 or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

         "Commitment Schedule" means the Commitment Schedule attached hereto.

         "Committed Borrowing" means a borrowing hereunder consisting of Loans made to Vencor at the same time by the Banks pursuant to Section 2.01 or 2.09(i).

         "Committed Loan" means a loan made by a Bank pursuant to Section
2.01 or 2.09(i); provided that if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "Consolidated Debt for Borrowed Money" means at any date the sum, without duplication, of (x) the aggregate amount of Debt of the types described in clauses (i), (ii) and (iv) of the definition of "Debt" which is Debt of Vencor and its Consolidated Subsidiaries, (y) the aggregate amount of Debt of the type described in clause (vi) of the definition of "Debt" which is non-contingent Debt of Vencor and its Consolidated Subsidiaries and (z) the aggregate amount of Guarantees by Vencor and its Consolidated Subsidiaries with respect to Debt of others of the types described in clauses (i), (ii) and (iv) of the definition of Debt and non-contingent Debt of others of the type described in clause (vi) of the definition of Debt, all determined on a consolidated basis as of such date after excluding accrued interest for the then current period not yet due and payable.

         "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent deducted in determining Adjusted Consolidated Net Income for such period, the sum of (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation, amortization and other similar non-cash charges and (iv) non-cash compensation expense and minus any cash paid during such period in respect of non-cash compensation expense accrued during any prior period; provided that:

          (x) for any portion of such period before TheraTx becomes a Subsidiary, Consolidated EBITDA shall be determined on a Combined Basis; and

          (y) Consolidated EBITDA shall be calculated so as to exclude the effect of any income or expense that (A) is classified as extraordinary, (B) is reported separately as an unusual or non-recurring item, (C) is attributable to discontinued operations or (D) represents the effect of an accounting change on prior periods, in each case in accordance with GAAP.

If any Subsidiary of Vencor is subject to a limitation permitted by clause
(2) of Section 5.14(f) at the end of the relevant period, Consolidated EBITDA for such period shall also be adjusted (except for purposes of said clause (2)) to exclude any portion thereof that is attributable to such Subsidiary and that, as a result of such limitation, it would be prohibited from paying directly or indirectly, to Vencor at the end of such period.

         "Consolidated EBITDAR" means, for any period, Consolidated EBITDA for such period plus, to the extent deducted in determining Consolidated EBITDA for such period, Consolidated Rental Expense for such period.

         "Consolidated Interest Expense" means, for any period, the interest expense of Vencor and its Consolidated Subsidiaries, determined on a consolidated basis for such period; provided that (i) for any portion of such period before TheraTx becomes a Subsidiary, Consolidated Interest Expense shall be determined on a Combined Basis and (ii) Consolidated Interest Expense shall not (x) include interest capitalized in accordance with GAAP or (y) be reduced by any interest income.

         "Consolidated Net Income" means, for any period, the net income (or loss) of Vencor and its Consolidated Subsidiaries, determined on a consolidated basis for such period; provided that, for any portion of such period before TheraTx becomes a Subsidiary, Consolidated Net Income shall be determined on a Combined Basis.

         "Consolidated Net Worth" means, at any date, the consolidated stockholders' equity of Vencor and its Consolidated Subsidiaries determined as of such date.

         "Consolidated Rental Expense" means, for any period, the total rental expense (reduced by rental income) for operating leases of Vencor and its Consolidated Subsidiaries, determined on a consolidated basis for such period; provided that, for any portion of such period before TheraTx becomes a Subsidiary, Consolidated Rental Expense shall be determined on a Combined Basis.

         "Consolidated Subsidiary" means, as to any Person at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date. Unless otherwise specified, "Consolidated Subsidiary" means (i) when used with respect to any time or period before TheraTx becomes a Subsidiary, a Consolidated Subsidiary of either Vencor or TheraTx and (ii) when used with respect to any time or period after TheraTx becomes a Subsidiary, a Consolidated Subsidiary of Vencor.

         "Credit Event" means (i) the making of a Loan or Swingline Loan,
(ii) the issuance of a Letter of Credit or (iii) the extension of the expiry date of a Letter of Credit.

         "Credit Exposure" means, as to any Bank at any time:

             (i) the amount of its Commitment (whether used or unused) at such time; or

             (ii) if the Commitments have terminated in their entirety, the sum of (x) its Outstanding Committed Amount and (y) the aggregate outstanding principal amount of all Money Market Loans held by it or by a Designated Money Market Lender designated by it, all determined at such time after giving effect to any prior assignments by or to such Bank pursuant to Section 9.06(c).

         "Debt" of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all obligations of such Person as lessee under Capital Leases, (v) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities, (vi) all obligations of such Person (whether contingent or non-contingent) to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument, (vii) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (viii) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the maximum amount of such other Person's Debt Guaranteed thereby); provided that neither trade accounts payable arising in the ordinary course of business nor obligations in respect of insurance policies or performance or surety bonds which are not themselves Guarantees of Debt (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same) shall constitute Debt.

         "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Designating Bank" has the meaning set forth in Section 2.03(h).

         "Designated Money Market Lender" has the meaning set forth in Section 2.03(h).

         "Direct Pay IRB Letter of Credit" has the meaning set forth in
Section 2.08(s).

         "Documentation Agent" means Morgan, in its capacity as documentation agent for the Banks under the Financing Documents, and its successors in such capacity.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or Charlotte, North Carolina are authorized by law to close.

         "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to Vencor and the Administrative Agent.

         "Eastern Time" means local time in the Eastern time zone of the United States.

         "Enforceable Judgment" means a judgment or order of a court or arbitral or regulatory authority as to which the period, if any, during which the enforcement of such judgment or order is stayed shall have expired. A judgment or order which is under appeal or as to which the time in which to perfect an appeal has not expired shall not be deemed an Enforceable Judgment so long as enforcement thereof is effectively stayed pending the outcome of such appeal or the expiration of such period, as the case may be.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to the environment or to the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "Environmental Liabilities" means any and all liabilities of or relating to any of the Combined Companies (including any entity which is, in whole or in part, a predecessor of any of the Combined Companies), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters covered by Environmental Laws.

         "Equity Interest" means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a partnership, any partnership interest (whether general or limited), (iii) in the case of any other business entity, any participation or other interest in the equity or profits thereof or (iv) any warrant, option or other right to acquire any Equity Interest described in the foregoing clauses (i), (ii) and (iii).

         "Equity Security" of any Person means any security issued by such Person that constitutes or evidences an Equity Interest in such Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means the Vencor Companies and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any of the Vencor Companies, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to Vencor and the Administrative Agent.

         "Euro-Dollar Loan" means a Loan which bears interest at a rate based on the London Interbank Offered Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

         "Euro-Dollar Margin" has the meaning set forth in the Pricing
Schedule.

         "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.17.

         "Events of Default" has the meaning set forth in Section 6.01.

         "Evergreen Letter of Credit" means a Letter of Credit that is automatically renewed or extended unless the relevant LC Issuing Bank gives notice to the account party and/or beneficiary thereof stating that such Letter of Credit will not be extended or renewed.

         "Executive Officer" means any "executive officer" (within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended) of Vencor.

         "Existing Letters of Credit" means the letters of credit issued by LC Issuing Banks before the Amendment Effective Date and listed in Schedule I hereto.

         "Facility Fee Rate" means a rate per annum determined in accordance with the Pricing Schedule.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

         "Financial Accommodations" means arrangements for the extension of credit or other financial accommodation to one or more of the Vencor Companies, including committed or uncommitted lines of credit for advances or other financial accommodation, letters of credit, performance and surety bonds and the like, committed or uncommitted agreements for the purchase of accounts receivable or other financial assets, with or without recourse or repurchase obligation, forward and future contracts for purchase of bullion or foreign currencies and other similar arrangements and interest rate swaps and other similar arrangements, but excluding trade accounts payable arising in the ordinary course of business.

         "Financial Officer" means the principal financial officer, principal accounting officer or treasurer of Vencor.

         "Financing Documents" means this Agreement (including the Schedules and Exhibits hereto), the Notes, the Swingline Note, each Subsidiary Guaranty Agreement and the Collateral Documents.

         "First Healthcare" means First Healthcare Corporation, a Delaware corporation, and its successors.

         "Fiscal Quarter" means a fiscal quarter of Vencor.

         "Fiscal Year" means a fiscal year of Vencor.

         "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01) or any combination of the foregoing.

         "GAAP" means generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by Vencor's independent public accountants) with the most recent audited consolidated financial statements of Vencor and its Consolidated Subsidiaries theretofore delivered to the Banks.

         "General Purpose Loan" means a loan made by a Bank pursuant to
Section 2.01(b); provided that if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "General Purpose Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "Group of Loans" means at any time a group of Committed Loans consisting of (i) all Loans that are Base Rate Loans at such time, (ii) all Loans that are Euro-Dollar Loans having the same Interest Period at such time or (iii) all Loans that are CD Loans having the same Interest Period at such time; provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 8.02 or 8.05, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for drawings under a letter of credit for the purpose of paying such Debt or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee", when used as a verb, has a corresponding meaning.

         "Hazardous Substances" means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, whether or not regulated under Environmental Laws.

         "Hillhaven" means The Hillhaven Corporation, a Nevada corporation, and its successors.

         "Implied Rating or Private Letter Rating" means, at any time when Vencor has no outstanding senior unsecured long-term debt securities without third party credit enhancement (or when either S&P or Moody's has not publicly rated any such securities of Vencor);

           (a) a rating of Vencor's senior unsecured long-term debt securities that is implied by a rating that S&P or Moody's, as the case may be, has assigned to Vencor's outstanding subordinated unsecured long-term debt securities without third party credit enhancement or Vencor's outstanding senior secured long-term debt securities without third party credit enhancement; or

          (b) if no such implied rating by S&P or Moody's, as the case may be, is available and Vencor has obtained a private letter from S&P or Moody's, as the case may be, rating Vencor's senior unsecured long-term debt securities without third party credit enhancement, such private letter rating by S&P or Moody's, as the case may be.

         "Indemnitee" has the meaning set forth in Section 9.03(b).

         "Initial Credit Agreement" means this Agreement as originally executed.

         "Initial Banks" means Morgan and NationsBank, each in its capacity as a Bank under the Initial Credit Agreement.

         "Initial Closing Date" means March 18, 1997, which was the date of the closing under the Initial Credit Agreement.

         "Interest Period" means: (1) with respect to each Euro-Dollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Committed Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as Vencor may elect in the applicable notice; provided that:

           (a) any Interest Period that would otherwise end on a day that is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar

         Business Day unless such day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

           (b) any Interest Period that begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d) of this proviso, end on the last Euro-Dollar Business Day of a calendar month;

           (c) if any Interest Period includes the Commitment Reduction Date but does not end on such date, then (i) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above; and

           (d) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date;

         (2) with respect to each CD Borrowing, the period commencing on the date of borrowing specified in the applicable Notice of Committed Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter, as Vencor may elect in the applicable notice; provided that:

           (a) any Interest Period that would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day;

           (b) if any Interest Period includes the Commitment Reduction Date but does not end on such date, then (i) the principal amount (if any) of each CD Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such CD Loan shall have an Interest Period determined as set forth above; and

           (c) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date;

         (3) with respect to each Money Market LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Money Market Borrowing and ending such whole number of months thereafter as Vencor may elect in accordance with Section 2.03(f); provided that:

           (a) any Interest Period that would otherwise end on a day that is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

           (b) any Interest Period that begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) of this proviso, end on the last Euro-Dollar Business Day of a calendar month; and

           (c) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date; and

         (4) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Money Market Borrowing and ending such number of days thereafter (but not less than seven days) as Vencor may elect in accordance with
Section 2.03(f); provided that:

           (a) any Interest Period that would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

           (b) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date.

         "Interest Type" has the meaning set forth in Section 1.03.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "IRB Debt" means industrial revenue bonds or similar instruments issued for the benefit of a Vencor Company or a partnership in which a Vencor Company is a general partner (or for which a Vencor Company is otherwise liable).

         "Investment" means, with respect to any Person (the "Investor"), any investment by the Investor in any other Person, whether by means of share purchase, capital contribution, loan, advance, purchase of Debt, payment in respect of a Guarantee of Debt, time deposit or otherwise.

         "Investment Grade Rating" means a rating of senior long-term unsecured debt securities of Vencor without any third-party credit enhancement as both (i) BBB- or higher by S&P and (ii) Baa3 or higher by Moody's. Each such rating shall be a publicly available rating or, if either S&P or Moody's has not publicly rated such securities of Vencor and Vencor has obtained a private letter from S&P or Moody's, as the case may be, rating such securities of Vencor, such rating shall be the rating set forth in such private letter.

         "LC Exposure" means, with respect to any Bank at any time, its Commitment Percentage of the Aggregate LC Exposure at such time.

         "LC Fee Rate" means a rate per annum determined in accordance with the Pricing Schedule.

         "LC Indemnitees" has the meaning set forth in Section 2.08(o).

         "LC Issuing Bank" means (i) NationsBank, National City Bank, Kentucky, PNC Bank, National Association, Seattle First National Bank, Wachovia Bank of North Carolina, N.A., and (ii) any other Bank designated as an "LC Issuing Bank" for purposes hereof in a notice to the Administrative Agent signed by Vencor and such Bank, acting in each case in the capacity of an LC Issuing Bank under the letter of credit facility described in Section 2.08, and their respective successors.

         "LC Office" means, with respect to any LC Issuing Bank, the office at which it books any Letter of Credit issued by it.

         "LC Payment Date" has the meaning set forth in Section 2.08(i).

         "LC Reimbursement Obligations" means, at any time, all obligations of Vencor to reimburse the LC Issuing Banks pursuant to Section 2.08 for amounts paid by the LC Issuing Banks in respect of drawings under Letters of Credit, including any portion of any such obligation to which a Bank has become subrogated pursuant to Section 2.08(k)(i).

         "Letter of Credit" means any Existing Letter of Credit or Additional Letter of Credit.

         "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03(b).

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or any other arrangement the economic effect of which is to give a creditor preferential access to such asset to satisfy its claim. For the purpose of this Agreement, any Vencor Company shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement or other title retention agreement relating to such asset or any Capital Lease.

         "Loan" means a Committed Loan or a Money Market Loan and "Loans" means any or all of the foregoing, as the context may require. The term "Loan" does not include a Swingline Loan.

         "London Interbank Offered Rate" has the meaning set forth in
Section 2.06(c).

         "Managing Agents" means The Chase Manhattan Bank and PNC Bank, Kentucky, Inc., in their respective capacities as Managing Agents in connection with the credit facility provided hereunder.

         "Margin Stock" has the meaning set forth in Regulation U.

         "Margin Stock Loan" means any amount borrowed by Vencor hereunder for the purpose of enabling Vencor or Merger Sub (i) to purchase or carry TheraTx Shares purchased by Merger Sub pursuant to the Tender Offer, (ii) after the Merger is consummated, to pay cash to the holders of TheraTx Shares that were not purchased pursuant to the Tender Offer or (iii) to refinance any Debt incurred for the foregoing purposes; provided that no amount borrowed hereunder shall be classified as a Margin Stock Loan at any time after the Regulation U Inapplicability Date.

         "Material Adverse Effect" means (i) any material adverse effect upon the condition (financial or otherwise), results of operations, business or prospects of the Combined Companies, taken as a whole, (ii) a material adverse effect on the validity, binding effect or enforceability of any Financing Document or (iii) a material adverse effect on the validity, perfection or priority of any Lien on any of the Collateral created or purported to be created under the Collateral Documents.

         "Material Debt" means Debt (other than Debt arising under this Agreement) of one or more Vencor Companies, arising in one or more related or unrelated transactions, in an aggregate outstanding amount (excluding interest) of $25,000,000 or more.

         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

         "Material Subsidiary" means (i) each Subsidiary of Vencor listed on Schedule IV hereto, (ii) each additional Subsidiary designated by Vencor from time to time after the Amendment Effective Date, by notice to the Agents, as a Material Subsidiary and (iii) each Subsidiary of Vencor that owns any Equity Interest in any Material Subsidiary described in clause (i) or (ii) of this definition; provided that Vencor may terminate the status of any Subsidiary as a Material Subsidiary as provided in Section 5.20.

         "Merger" means the merger of Merger Sub into TheraTx (with TheraTx as the surviving corporation) pursuant to the Merger Agreement.

         "Merger Agreement" means the Agreement and Plan of Merger dated as of February 9, 1997 among TheraTx, Vencor and Merger Sub.

         "Merger Sub" means Peach Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Vencor.

         "Minority-Owned Affiliate" means any Person (other than a Subsidiary) in which (i) the Vencor Companies own 10% or more of any class of capital stock or other equity interests or (ii) any Vencor Company is a general partner.

         "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

         "Money Market Absolute Rate Loan" means a loan made or to be made by a Bank pursuant to an Absolute Rate Auction.

         "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to Vencor and the Administrative Agent; provided that any Bank may from time to time by notice to Vencor and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "Money Market LIBOR Loan" means a loan made or to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

         "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

         "Money Market Margin" has the meaning set forth in Section
2.03(d).

         "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

         "Moody's" means Moody's Investors Service, Inc.

         "Morgan" means Morgan Guaranty Trust Company of New York and its successors.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "NationsBank" means NationsBank, N.A., and its successors.

         "Non-Consolidated Partnership" means any partnership (other than a Consolidated Subsidiary) in which a Vencor Company is a general partner.

         "Note" means a promissory note of Vencor payable to the order of a Bank evidencing Vencor's obligation to repay the Loans made by such Bank. Each Note shall be substantially in the form of Exhibit A hereto (modified as provided in Section 2.05(b), if applicable). "Notes" means any or all of such promissory notes, as the context may require.

         "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02), a Notice of Money Market Borrowing (as defined in
Section 2.03(f) or a Notice of Swingline Borrowing (as defined in Section 2.09(b)).

         "Notice of Designation" has the meaning set forth in Section
2.03(h).

         "Notice of Interest Rate Election" has the meaning set forth in
Section 2.07(a).

         "Offering Memorandum" means the confidential offering memorandum dated February 20, 1997 furnished to the Banks in connection with the transactions contemplated hereby.

         "Optional Additional Collateral" has the meaning set forth in the Security Agreement.

         "Outstanding Committed Amount" means, with respect to any Bank at any time, the sum of (i) the aggregate outstanding principal amount of its Committed Loans,

(ii) its Commitment Percentage of the aggregate outstanding principal amount of the Swingline Loans (if any) and (iii) its LC Exposure, all determined at such time after giving effect to any prior assignments by or to such Bank pursuant to
Section 8.06 or 9.06(c).

         "Parent" means, with respect to any Bank, any Person controlling such Bank.

         "Parent Guaranty" means Vencor's guaranty dated as of August 15, 1996 of the obligations of Atria under Atria's Credit Agreement, as such guaranty may be amended from time to time; provided that no such amendment shall, without the prior written consent of the Required Banks, (i) increase the "Maximum Guaranteed Amount" (as defined therein) or, except as expressly provided in Section 5.19 hereof, postpone or reduce the amount of any scheduled reduction of said Maximum Guaranteed Amount specified in
Section 2.02 thereof or (ii) change any provision of Atria's Supporting Guaranties or the meaning of any defined term used therein.

         "Participant" has the meaning set forth in Section 9.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Encumbrances" means, with respect to any real property owned or leased by any of the Vencor Companies:

           (a) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Vencor Company, in accordance with GAAP;

           (b) carriers', warehousemen's, mechanics', materialmens', repairmens' or other like Liens arising by operation of law in the ordinary course of business so long as (A) the underlying obligations are not overdue for a period of more than 60 days or
         (B) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of such Vencor Company in accordance with GAAP; and

           (c) other Liens or title defects (including matters which an accurate survey might disclose) which (x) do not secure Debt and
         (y) do not materially detract from the value of such real property or materially impair the use thereof by such Vencor Company in the operation of its business.

         "Permitted Intercompany Debt" means:

           (a)  Debt of Vencor owing to any Subsidiary;

           (b) Debt of any Subsidiary owing to Vencor; provided that such Debt is either evidenced by a promissory note or maintained in the form of open account balances in which, in either case, the Collateral Agent possesses a first priority, perfected security interest under the Security Agreement at all times until such security interest is released pursuant to Section 16 thereof; and

           (c)  Debt of any Subsidiary owing to any other Subsidiary.

         "Permitted Liens" means Liens permitted to exist under Section 5.09.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Pricing Level" has the meaning set forth in the Pricing Schedule.

         "Pricing Schedule" means the Pricing Schedule attached hereto.

         "Prime Rate" means the rate of interest established by the Administrative Agent from time to time as its Prime Rate.

         "Project Loan" means a loan made by a Bank to Vencor pursuant to
Section 2.01(c); provided that if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Project Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "Project Mortgage Notes" means the promissory notes secured by Project Mortgages that are included in the Collateral from time to time pursuant to Section 3(G) of the Security Agreement.

         "Project Mortgages" means mortgages, deeds of trust and similar instruments relating to facilities financed with the proceeds of Project Loans (or the proceeds of Debt refinanced by Project Loans).

         "Qualification" means, with respect to any report of independent public accountants covering financial statements, a qualification to such report (such as a "subject to" or "except for" statement therein) (i) resulting from a limitation on the scope of examination of such financial statements or the underlying data, (ii) as to the capability of the Person whose financial statements are being examined to continue operations as a going concern or (iii) which could be eliminated by changes in financial statements or notes thereto covered by such report (such as, by the creation of or increase in a reserve or a decrease in the carrying value of assets); provided that neither of the following shall constitute a
Qualification: (a) a consistency exception relating to a change in accounting principles with which the independent public accountants for the Person whose financial statements are being examined have concurred or (b) a qualification relating to the outcome or disposition of any uncertainty, including but not limited to threatened litigation, pending litigation being contested in good faith, pending or threatened claims or other contingencies, the impact of which litigation, claims, contingencies or uncertainties cannot be determined with sufficient certainty to permit quantification in such financial statements.

         "Rate Period" has the meaning set forth in the Pricing Schedule.

         "Regulated Activity" means any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Regulation U Inapplicability Date" means the first day after the date hereof on which the common stock of TheraTx no longer appears on the list of OTC margin stocks periodically published by the Board of Governors of the Federal Reserve System for purposes of Regulation U.

         "Release" means any discharge, emission or release, including a Release as defined in CERCLA at 42 U.S.C. Section 9601(22). The term "Release", when used as a verb, has a corresponding meaning.

         "Required Banks" means, at any time, Banks having more than 50% of the aggregate amount of the Credit Exposures at such time.

         "Restricted Payment" means (i) any dividend or other distribution on any Equity Securities of Vencor (except dividends payable solely in Equity Securities of the same class) and (ii) any payment on account of the purchase, redemption, retirement or acquisition of any such Equity Securities of Vencor.

         "S&P" means Standard and Poor's Ratings Group.

         "SEC" means the United States Securities and Exchange Commission.

         "Secured Obligations" has the meaning set forth in Section 1 of the Security Agreement.

         "Security Agreement" means the Security Agreement dated as of March 17, 1997 among Vencor, the Subsidiary Grantors party thereto and the Collateral Agent, substantially in the form of Exhibit C hereto, as amended as of March 31, 1997 and as it may be further amended from time to time.

         "Security Agreement Supplement" means a Security Agreement Supplement, substantially in the form of Annex A to the Security Agreement, whereby Vencor or a Subsidiary Grantor grants (or confirms its grant of) a security interest in additional Collateral to the Collateral Agent and, if the grantor of such security interest is a Subsidiary that is not already a Grantor under the Security Agreement, such Subsidiary becomes a Grantor thereunder.

         "Subsidiary" means, as to any Person, (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person or (ii) any partnership that, in accordance with GAAP, is a Consolidated Subsidiary of such Person. Unless otherwise specified, "Subsidiary" means a Subsidiary of Vencor.

         "Subsidiary Grantor" means a Wholly-Owned Material Subsidiary that grants a security interest in one or more Equity Interests in other Material Subsidiaries to the Collateral Agent under the Security Agreement to secure such Wholly-Owned Material Subsidiary's Subsidiary Guaranty.

         "Subsidiary Guarantor" means a Wholly-Owned Material Subsidiary that guarantees the obligations of Vencor hereunder pursuant to a Subsidiary Guaranty Agreement.

         "Subsidiary Guaranty" means a guaranty by a Subsidiary Guarantor that Vencor will perform its obligations under this Agreement, such guaranty to be set forth in a Subsidiary Guaranty Agreement.

         "Subsidiary Guaranty Agreement" means an instrument, substantially in the form of Exhibit O hereto, setting forth the Subsidiary Guaranties of one or more Subsidiary Guarantors.

         "Super-Majority Banks" means, at any time, Banks having more than 75% of the aggregate amount of the Credit Exposures at such time (said 75% to be calculated net of any participating interests as to which such Banks are not permitted to vote favorably pursuant to directions given in accordance with Section 9.06(b)).

         "Swingline Availability Period" means the period from and including the Amendment Effective Date to but excluding the Swingline Maturity Date.

         "Swingline Bank" means NationsBank, in its capacity as the Swingline Bank under the Swingline facility described in Section 2.09, and its successors in such capacity.

         "Swingline Borrowing" means a borrowing of a Swingline Loan pursuant to Section 2.09(a).

         "Swingline Commitment" means the obligation of the Swingline Bank to make Swingline Loans to Vencor in aggregate principal amount at any one time outstanding not to exceed $20,000,000.

         "Swingline Loan" means a loan made by the Swingline Bank pursuant to Section 2.09(a).

         "Swingline Maturity Date" means the day that is 30 days before the Termination Date.

         "Swingline Note" has the meaning set forth in Section 2.09(d).

         "Tender Offer" means the Offer dated February 14, 1997 by Merger Sub to purchase for cash all of the outstanding shares of common stock (including associated rights to purchase Series A Junior Participating Preferred Stock) of TheraTx.

         "Tenet Guarantee Reimbursement Agreement" means the Guarantee Reimbursement Agreement dated as of January 31, 1990, as amended, between Tenet Healthcare Corporation (formerly named National Medical Enterprises, Inc.) and Vencor (as successor by merger to Hillhaven).

         "Termination Date" means March 31, 2002 or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

         "TheraTx" means TheraTx, Incorporated, a Delaware corporation, and its successors.

         "TheraTx Shares" means shares of common stock (including the associated rights to purchase Series A Junior Participating Preferred Stock) of TheraTx.

         "Total Commitments" means, at any time, the aggregate amount of the Commitments (whether used or unused) at such time.

         "Total Usage" means, at any time, the sum of (i) the aggregate outstanding principal amount of all Loans and Swingline Loans and (ii) the Aggregate LC Exposure, all determined at such time.

         "UCC" has the meaning set forth in Section 1 of the Security
Agreement.

         "UCP" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, or any successor publication governing the rights and obligations of the parties in connection with Letters of Credit.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title I of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

         "Vencor" means Vencor, Inc., a Delaware corporation, and its successors.

         "Vencor Company" means Vencor or any Subsidiary of Vencor.

         "Vencor's 10 1/8% Subordinated Notes" means Vencor's 10 1/8% Senior Subordinated Notes due 2001 which were outstanding in the aggregate principal amount of approximately $3,300,000 at March 1, 1997.

         "Wholly-Owned Material Subsidiary" means a Wholly-Owned Subsidiary that is a Material Subsidiary.

         "Wholly-Owned Subsidiary" means, at any time, a Subsidiary, all the outstanding Equity Interests in which are owned, directly or indirectly, by Vencor at such time.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; provided that, if Vencor notifies the Documentation Agent that Vencor wishes to amend any provision hereof to eliminate the effect of any change in GAAP on the operation of such provision (or if the Documentation Agent notifies Vencor that the Required Banks wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to Vencor and the Required Banks.

         SECTION 1.03. Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Interest Type". The "Class" of a Loan refers to whether such Loan is an Acquisition Loan, a Project Loan or a General Purpose Loan, each of which constitutes a Class. The "Interest Type" of a Loan refers to whether such Loan is a Euro-Dollar Loan, a CD Loan, a Base Rate Loan, a Money Market LIBOR Loan or a Money Market Absolute Rate Loan. A Loan may be identified by both Class and Interest Type (e.g., a "General Purpose Euro-Dollar Loan" indicates that such Loan is both a General Purpose Loan and a Euro-Dollar Loan). Identification of a Borrowing or Group of Loans by Class and/or Interest Type indicates that such Borrowing or Group of Loans is comprised of Loans of the specified Class and/or Interest Type. The term "Borrowing" denotes the aggregation of Loans to be made to Vencor by one or more Banks pursuant to Article 2 on the same day, all of which Loans are of the same Class and Interest Type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. Borrowings are classified for purposes hereof either (i) by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or (ii) by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which one or more Banks participate on the basis of their bids).

         SECTION 1.04. Other Definitional Provisions. References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" are to
Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.01 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing, facsimile and other means of reproducing words on paper. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time (whether before, on or after the Amendment Effective Date) in accordance with the terms hereof and thereof. "Hereto", "herein" and "hereof" refer to this Amended Agreement and not to the Initial Credit Agreement.


                                 ARTICLE 2

                              THE FACILITIES

         SECTION 2.01. Commitments to Lend. (a) Acquisition Loans. Subject to the terms and conditions set forth in this Agreement, each Bank severally agrees to make loans to Vencor pursuant to this subsection, from time to time during the period from and including the Amendment Effective Date to but excluding the Termination Date, for the purposes of refinancing loans made under the Initial Credit Agreement to finance the acquisition of TheraTx, financing other acquisitions, refinancing outstanding Debt in connection with such other acquisitions and/or refinancing Debt incurred for any of the foregoing purposes and for other general corporate purposes of Vencor and its Subsidiaries (excluding their working capital requirements); provided that, immediately after each such loan is made (and after giving effect to any substantially concurrent application of the proceeds thereof to repay outstanding Loans and Swingline Loans):

          (i) such Bank's Outstanding Committed Amount shall not exceed its Commitment; and

          (ii) the Total Usage shall not exceed the Total Commitments.

             (b) General Purpose Loans. Subject to the terms and conditions set forth in this Agreement, each Bank severally agrees to make loans to Vencor pursuant to this subsection, from time to time during the period from and including the Amendment Effective Date to but excluding the Termination Date, for the general corporate purposes of Vencor and its Subsidiaries, including (without limitation) their working capital requirements and any purpose for which Acquisition Loans may be borrowed; provided that, immediately after each such loan is made (and after giving effect to any substantially concurrent application of the proceeds thereof to repay outstanding Loans and Swingline Loans):

          (i) such Bank's Outstanding Committed Amount shall not exceed its Commitment; and

          (ii) the Total Usage shall not exceed the Total Commitments.

     (c) Project Loans. Subject to the terms and conditions set forth in this Agreement, each Bank severally agrees to make loans to Vencor pursuant to this subsection, from time to time during the period from and including the Amendment Effective Date to but excluding the Termination Date, for the purpose of financing capital expansion projects or refinancing Debt that was incurred to finance such projects; provided that, immediately after each such loan is made (and after giving effect to any substantially concurrent application of the proceeds thereof to repay outstanding Loans and Swingline Loans):

          (i) such Bank's Outstanding Committed Amount shall not exceed its Commitment; and

          (ii) the Total Usage shall not exceed the Total Commitments.

     (d)  Amount of Each Borrowing.  Each Committed Borrowing under this Section
2.01 shall be made from the several Banks ratably in proportion to their respective Commitments. Each such Borrowing shall be in an aggregate principal amount of (i) $5,000,000 or any larger multiple of $1,000,000 in the case of a Euro-Dollar Borrowing or a CD Borrowing or (ii) $1,000,000 or any larger multiple of $100,000 in the case of a Base Rate Borrowing; provided that (x) any Committed Borrowing may be in an aggregate amount equal to the aggregate unused amount of the Commitments and (y) if such Committed Borrowing is made on the Swingline Maturity Date, such Committed Borrowing may be in the aggregate amount of the Swingline Loans outstanding on such date.

     (e) Ability to Repay and Reborrow. Within the limits specified in this Agreement, Vencor may borrow pursuant to any provision of this Article 2, repay such borrowing and reborrow pursuant to any provision of this Article 2.

     (f) No Comingling of Margin Stock Loans and Other Loans. Prior to the Regulation U Inapplicability Date, the entire principal amount of each Committed Borrowing, Money Market Borrowing or Swingline Loan shall either (i) consist entirely of amounts that are Margin Stock Loans or (ii) not include any amount that is a Margin Stock Loan.

     SECTION 2.02. Notice of Committed Borrowing. (a) Vencor shall give the Administrative Agent notice, substantially in the form of Exhibit I hereto (a "Notice of Committed Borrowing"), not later than 12:00 Noon (Eastern Time) on
(x) the date of
each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

           (i) the proposed date of such Borrowing, which shall be a Domestic Business Day in the case of a CD Borrowing or a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

          (ii)  the aggregate amount of such Borrowing;

          (iii) whether the Committed Loans comprising such Borrowing are to be Acquisition Loans, General Purpose Loans or Project Loans;

          (iv) whether the Committed Loans comprising such Borrowing are to bear interest initially at the Base Rate, a CD Rate or a Euro-Dollar Rate;

           (v) in the case of a CD Borrowing or a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; and

          (vi)  if such notice is given before the Regulation U
         Inapplicability Date, whether such Committed Loans are or are not to be Margin Stock Loans.

No Notice of Committed Borrowing shall create a new Group of Loans if, immediately after giving effect thereto, there would be more than 15 Groups of Loans (other than Base Rate Loans) outstanding hereunder.

         SECTION 2.03. Money Market Borrowings. (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, Vencor may, as set forth in this Section, request the Banks to make offers to make Money Market Loans to Vencor, from time to time during the period from and including the Amendment Effective Date to but excluding the Termination Date, for any purpose for which Committed Loans may be borrowed; provided that:

           (i) Vencor may not borrow any Money Market Loans unless, at the time of such borrowing, its senior long-term unsecured debt securities without any third-party credit enhancement are publicly rated (or, if not rated, have an Implied Rating or Private Letter Rating) no lower than BB by S&P and no lower than Ba2 by Moody's; and

          (ii) immediately after each borrowing under this Section (and after giving effect to any substantially concurrent application of the proceeds thereof to repay outstanding Money Market Loans), the aggregate outstanding principal amount of all Money Market Loans shall not exceed $100,000,000 unless Vencor has an Investment Grade Rating.

The Banks may, but shall have no obligation to, make such offers and Vencor may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

          (b) Money Market Quote Request. When Vencor wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit K hereto so as to be received no later than 10:30 A.M. (Eastern Time) on (x) the fourth Euro-Dollar Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as Vencor and the Administrative Agent shall have mutually agreed and shall have communicated to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

            (i) the proposed date of such Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction;

            (ii) the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $1,000,000;

            (iii) whether the Money Market Loans comprising such Borrowing are to be Acquisition Loans, General Purpose Loans or Project Loans;

            (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate;

            (v) the duration of the Interest Period applicable to such Money Market Loans, subject to the provisions of the definition of Interest Period; and

            (vi)  if such request is made before the Regulation U
         Inapplicability Date, whether such Money Market Loans are or are not to be Margin Stock Loans.

Vencor may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as Vencor and the Administrative Agent may agree) of any other Money Market Quote Request.

          (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit L hereto, which shall constitute an invitation by Vencor to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

          (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its address specified in or pursuant to
Section 9.01 not later than (x) 4:30 P.M. (Eastern Time) on the fourth Euro- Dollar Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (Eastern Time) on the proposed date of borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as Vencor and the Administrative Agent shall have mutually agreed and shall have communicated to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies Vencor of the terms of the offer or offers contained therein not later than (x) one hour before the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes before the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of Vencor.

          (ii) Each Money Market Quote shall be in substantially the form of Exhibit M hereto and shall in any case specify:

                       (A) the proposed date of the relevant Borrowing;

                       (B) the principal amount of the Money Market Loan
                  for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted;

                       (C) in the case of a LIBOR Auction, the margin above
                  or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000 of 1%) to be added to or subtracted from such base rate;

                       (D) in the case of an Absolute Rate Auction, the
                  rate of interest per annum (specified to the nearest 1/10,000 of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

                       (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

        (iii)  Any Money Market Quote shall be disregarded if it:

               (A) is not substantially in conformity with Exhibit L hereto or does not specify all of the information required by subsection (d)(ii);

               (B) contains qualifying, conditional or similar language;

               (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

               (D) arrives after the time set forth in subsection (d)(i).

          (e) Notice to Vencor. The Administrative Agent shall promptly notify Vencor of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to Vencor shall specify
(A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and
(C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

          (f) Acceptance and Notice by Vencor. Not later than 10:30 A.M. (Eastern Time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as Vencor and the Administrative Agent shall have mutually agreed and shall have communicated to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), Vencor shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. Vencor may accept any Money Market Quote in whole or in part; provided that:

            (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

            (ii) the principal amount of each Money Market Borrowing must be $5,000,000 or a larger multiple of $1,000,000;

            (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be;

            (iv) Vencor may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement; and

            (v) immediately after such Money Market Borrowing is made (and after giving effect to any substantially concurrent application of the proceeds thereof to repay outstanding Loans and Swingline Loans):

                       (A) the aggregate outstanding principal amount of
                  all Money Market Loans shall not exceed the applicable limit specified in subsection (a) of this Section;

                       (B) the Total Usage shall not exceed the Total
                  Commitments; and

                       (C) no more than eight Money Market Borrowings shall
                  be outstanding hereunder.

          (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

          (h) Designated Lenders. Any Bank (a "Designating Bank") may at any time, by notice to Vencor and the Administrative Agent, designate another Person (a "Designated Money Market Lender") to bid in place of such Designating Bank for Money Market Loans and/or to fund Money Market Loans which such Designating Bank is required to fund pursuant to this Section 2.03, all as specified in such notice (a "Notice of Designation"). Each Designating Bank shall cause each Designated Money Market Lender so designated by it to comply with the provisions of this Agreement applicable to Banks in respect of their Money Market Loans and to be bound by the provisions of this Agreement (including, without limitation, the provisions of Article 7 and Section 9.04). A Designated Money Market Lender shall constitute a "Bank" (i) for purposes of the provisions of this Section, to the extent that they apply to the Absolute Rate Auctions and LIBOR Auctions for which it has been designated as a bidder and/or to the extent that they apply to Money Market Loans which it has been designated to fund and (ii) for purposes of all other provisions of this Agreement to the extent that such provisions apply to holders of Money Market Loans; provided that (x) such Designating Bank shall be responsible for causing each Designated Money Market Lender designated by it to perform its obligations hereunder and (y) to the extent specified in the applicable Notice of Designation, such Designating Bank shall act as the agent of each such Designated Money Market Lender and give and receive notices and other communications hereunder and take actions hereunder as agent on its behalf.

          SECTION 2.04. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Committed Borrowing or a Notice of Money Market Borrowing, the Administrative Agent shall promptly notify each Bank participating in such Borrowing of the contents thereof and of such Bank's ratable share of such Borrowing. Such Notice of Borrowing shall not thereafter be revocable by Vencor.

          (b) Not later than (i) 2:00 P.M. (Eastern Time) on the date of each Base Rate Borrowing and (ii) 1:00 P.M. (Eastern Time) on the date of each other Borrowing, each Bank shall make available its ratable share of such Borrowing, in Federal or other funds immediately available in Charlotte, North Carolina, to the Administrative Agent at its address for payments specified in or pursuant to Section 9.01. Unless the Administrative

Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent shall (i) to the extent required by
Section 2.09(g), apply the funds so received from the Banks to prepay all Swingline Loans that are of the same Class as such Borrowing, together with interest accrued thereon, and (ii) make the remainder of such funds available to Vencor on such date at the Administrative Agent's aforesaid address.

          (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.04(b) and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to Vencor on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and Vencor severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the day such amount is made available to Vencor until the day such amount is repaid to the Administrative Agent, at (i) in the case of Vencor, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.06, and (ii) in the case of such Bank, a rate per annum equal to (x) for each day from the day such amount is made available to Vencor to the third succeeding Domestic Business Day, inclusive, the Federal Funds Rate for such day as determined by the Administrative Agent and (y) for each day thereafter until the day such amount is repaid to the Administrative Agent, the sum of 2% plus the Base Rate for such day. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

          SECTION 2.05. Notes. (a) Each Bank's Loans shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office.

          (b) Each Bank may, by notice to Vencor and the Documentation Agent, request that its Loans of a particular Class and/or Interest Type be evidenced by a separate Note. Each such Note shall be substantially in the form of Exhibit A hereto, with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant Class and/or Interest Type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c)  Upon receipt of each Bank's Note pursuant to Section
3.01(b), the Documentation Agent shall forward such Note to such Bank.
Each Bank shall record the date, amount, Class and Interest Type of each Loan made by it and the date and amount of each payment of principal made by Vencor with respect thereto, and may, in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to the then outstanding Loans evidenced by such Note; provided that neither the failure of any Bank to make any such recordation or endorsement nor any error therein shall affect the obligations of Vencor under any of the Financing Documents. Each Bank is hereby irrevocably authorized by Vencor so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

         SECTION 2.06. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Loan is made (or is converted from a Euro-Dollar Loan or CD Loan to become a Base Rate Loan) to but excluding the day it becomes due (or is converted to a Euro-Dollar Loan or CD Loan), at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on the last Domestic Business Day of each calendar quarter. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

         (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b)(i) or 2(c) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest for each day during such Interest Period at the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

         The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                  [CDBR       ]*
         ACDR  =  [-----------]  + AR
                  [1.00 - DRP ]

         ACDR  =   Adjusted CD Rate
         CDBR  =   CD Base Rate
          DRP  =   Domestic Reserve Percentage
           AR  =   Assessment Rate

    -------------

         * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%.

         The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (Eastern Time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from NationsBank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of NationsBank to which such Interest Period applies and having a maturity comparable to such Interest Period.

         "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

         "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

         (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof.

         The "London Interbank Offered Rate" applicable to any Interest Period means (i) the rate per annum for deposits in dollars for a maturity most nearly comparable to such Interest Period which appears on page 3740 or 3750, as applicable, of the Dow Jones

Telerate Screen as of 11:00 A.M. (Eastern Time) two Euro-Dollar Business Days before the first day of such Interest Period or (ii) if such a rate does not appear on such page, the rate per annum at which deposits in dollars are offered to the principal London office of NationsBank in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of NationsBank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

           (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to NationsBank are offered to NationsBank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the Base Rate for such day).

           (e) Subject to Section 8.01, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.06(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

           SECTION 2.07. Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by Vencor in the applicable Notice of Committed Borrowing. Thereafter, Vencor may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8), as follows:

            (i) if such Loans are Base Rate Loans, Vencor may elect to convert such Loans to Euro-Dollar Loans of the same Class as of any Euro-Dollar Business Day or to CD Loans of such Class as of any Domestic Business Day; provided that notice of such election may not be given if an Event of Default shall have occurred and be continuing on the third Euro-Dollar Business Day before such conversion is to be effective (in the case of a conversion to Euro-Dollar Loans) or the second Domestic Business Day before such conversion is to be effective (in the case of a conversion to CD Loans);

            (ii) if such Loans are CD Loans, Vencor may elect to convert such Loans to Euro-Dollar Loans of the same Class or to Base Rate Loans of such Class or to continue such Loans as CD Loans of such Class for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans; and

            (iii) if such Loans are Euro-Dollar Loans, Vencor may elect to convert such Loans to Base Rate Loans of the same Class or to CD Loans of such Class or elect to continue such Loans as Euro-Dollar Loans of such Class for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent not later than 12:00 Noon (Eastern Time) on the third Euro-Dollar Business Day (or the second Domestic Business Day in the case of a conversion to CD Loans) before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group, (ii) the portion to which such notice applies, and the remaining portion to which it does not apply, are each at least $5,000,000 (if such portion is to be comprised of CD Loans or Euro-Dollar Loans) or at least $1,000,000 (if such portion is to be comprised of Base Rate Loans) and (iii) immediately after giving effect to such Notice of Interest Rate Election, there shall be no more than 15 Groups of Loans (other than Base Rate Loans) outstanding hereunder.

         (b)  Each Notice of Interest Rate Election shall specify:

            (i) the Class and Group of Loans (or portion thereof) to which such notice applies;

            (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.07(a);

            (iii) if the Loans comprising such Group are to be converted, the new Interest Type of such Loans and, if such Loans are to be converted to Euro-Dollar Loans of the same Class or CD Loans of such Class, the duration of the initial Interest Period applicable thereto; and

            (iv) if such Loans are to be continued as Euro-Dollar Loans of the same Class or CD Loans of such Class for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

         (c) Upon receipt of a Notice of Interest Rate Election from Vencor pursuant to Section 2.07(a), the Administrative Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by Vencor. If Vencor fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Euro-Dollar Loans or CD Loans, such Loans shall be converted to Base Rate Loans of the same Class on the last day of the then current Interest Period applicable thereto.

         SECTION 2.08. Letters of Credit. (a) Existing Letters of Credit. On the Amendment Effective Date, (i) the participations in the Existing Letters of Credit purchased by Morgan and NationsBank under the Initial Credit Agreement shall be canceled without further action by any of the parties thereto and (ii) each LC Issuing Bank that has issued an Existing Letter of Credit shall be deemed, without further action by any party hereto, to have sold to each other Bank, and each such Bank shall be deemed, without further action by any party hereto, to have purchased from such LC Issuing Bank, a participation in such Existing Letter of Credit, on the terms specified in this Section, equal to such Bank's Commitment Percentage thereof.

         (b) Issuance of Additional Letters of Credit. Any LC Issuing Bank may, but shall not be obligated to, issue a letter of credit at the request of Vencor pursuant to this subsection, from time to time during the period from and including the Amendment Effective Date to but excluding the date that is 30 days before the Termination Date; provided that, immediately after each such letter of credit is issued and participations therein are sold to the Banks as provided in this subsection:

            (i)   the Aggregate LC Exposure shall not exceed $150,000,000;

               (ii) in the case of each Bank, its Outstanding Committed Amount shall not exceed its Commitment; and

               (iii) the Total Usage shall not exceed the Total Commitments.

Upon the issuance by any LC Issuing Bank of an Additional Letter of Credit pursuant to this subsection, such LC Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each other Bank, and each such Bank shall be deemed, without further action by any party hereto, to have purchased from such LC Issuing Bank, a participation in such Additional Letter of Credit, on the terms specified in this Section, equal to such Bank's Commitment Percentage thereof.

          (c) Expiry Dates. No Letter of Credit shall have an expiry date later than the fifth Domestic Business Day before the Termination Date.

          (d) Notice of Proposed Issuance. With respect to each Additional Letter of Credit, Vencor shall give the relevant LC Issuing Bank and the Administrative Agent at least three Domestic Business Days' prior notice (i) specifying the date such Additional Letter of Credit is to be issued, (ii) describing the proposed terms of such Additional Letter of Credit and the nature of the transactions proposed to be supported thereby and (iii) specifying the Account Party for such Additional Letter of Credit, which may be Vencor, any of its Subsidiaries or any partnership in which it is a general partner or any other entity managed by it. Upon receipt of such notice, the Administrative Agent shall promptly notify each Bank of the contents thereof.

          (e) Conditions to Issuance. No LC Issuing Bank shall issue any Additional Letter of Credit unless:

               (i) such Letter of Credit shall be satisfactory in form and substance to such LC Issuing Bank;

               (ii) Vencor shall have executed and delivered such other instruments and agreements relating to such Additional Letter of Credit as such LC Issuing Bank shall have reasonably requested;

               (iii) if the Account Party for such Letter of Credit is not Vencor, such Account Party shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as such LC Issuing Bank shall have reasonably requested;

            (iv) if such Letter of Credit is a Direct Pay IRB Letter of Credit, the Administrative Agent shall have notified the relevant LC Issuing Bank pursuant to Section 2.08(s) that the form of the Underlying LC Documents is satisfactory, the applicable conditions specified in Section 2.08(s)(i) shall have been satisfied and such Direct Pay IRB Letter of Credit shall be issued prior to March 31, 2001;

            (v) such LC Issuing Bank shall have confirmed with the Administrative Agent on the date of such issuance that the limitations specified in clauses (i), (ii) and (iii) of subsection
         (b) of this Section will not be exceeded immediately after such Letter of Credit is issued; and

            (vi) such LC Issuing Bank shall not have been notified in writing by Vencor, the Administrative Agent, the Documentation Agent or the Required Banks expressly to the effect that any condition specified in clause (c) or (d) of Section 3.03 is not satisfied at the time such Letter of Credit is to be issued.

         (f) Notice of Proposed Extensions of Expiry Dates. The relevant LC Issuing Bank or Vencor shall give the Administrative Agent at least three Domestic Business Days' notice before such LC Issuing Bank extends (or allows an automatic extension of) the expiry date of any Letter of Credit issued by it (whether such extension results from a request therefor by Vencor or, in the case of an Evergreen Letter of Credit, from the absence of a request by Vencor for the termination thereof). Such notice shall (i) identify such Letter of Credit, (ii) specify the date on which such extension is to be made (or the last day on which such LC Issuing Bank can give notice to prevent such extension from occurring) and (iii) specify the date to which such expiry date is to be so extended. Upon receipt of such notice, the Administrative Agent shall promptly notify each Bank of the contents thereof. No LC Issuing Bank shall extend (or allow the extension of) the expiry date of any Letter of Credit if (x) the extended expiry date would be after the fifth Domestic Business Day before the Termination Date or (y) such LC Issuing Bank shall have been notified by the Administrative Agent, the Documentation Agent or the Required Banks expressly to the effect that any condition specified in clause (c) or (d) of Section 3.03 is not satisfied on the date such Letter of Credit is to be extended.

         (g) Notice of Actual Issuances and Extensions. Promptly upon issuing any Additional Letter of Credit or extending any Letter of Credit (or allowing any Evergreen Letter of Credit to be extended), the relevant LC Issuing Bank will notify the Administrative Agent of the date of such Letter of Credit, the amount thereof, the beneficiary or beneficiaries thereof and the expiry date or extended expiry date thereof. Upon receipt of such notice the Administrative Agent shall promptly notify each Bank of the contents thereof and the amount of such Bank's participation in the relevant Letter of Credit. Promptly upon issuing any Additional Letter of Credit, the relevant LC Issuing Bank will send a copy of such Additional Letter of Credit to the Administrative Agent.

         (h) Fees. Vencor shall pay to the Administrative Agent, for the account of the Banks ratably in accordance with their respective Commitment Percentages, a letter of credit fee for each day at the LC Fee Rate on the aggregate amount available for drawings (whether or not conditions for drawing thereunder have been satisfied) under all Letters of Credit outstanding at the close of business on such day. Such letter of credit fee shall be payable with respect to each Letter of Credit in arrears on the last Domestic Business Day of each calendar quarter for so long as such Letter of Credit is outstanding and on the final expiry date thereof. Vencor shall pay to each LC Issuing Bank additional fronting fees, quarterly in arrears, and reasonable expenses in the amounts and at the times agreed between Vencor and such LC Issuing Bank.

         (i) Drawings. Upon receiving a demand for payment under any Letter of Credit from the beneficiary thereof, the relevant LC Issuing Bank shall determine in accordance with the terms of such Letter of Credit whether such demand for payment should be honored. If such LC Issuing Bank determines that any such demand for payment should be honored, such LC Issuing Bank shall (i) promptly notify Vencor and the Administrative Agent as to the amount to be paid by such LC Issuing Bank as a result of such demand and the date on which such amount is to be paid (an "LC Payment Date") and (ii) on such LC Payment Date make available to such beneficiary in accordance with the terms of such Letter of Credit the amount of the drawing under such Letter of Credit.

         (j) Reimbursement and Other Payments by Vencor. If any amount is drawn under any Letter of Credit:

            (i) Vencor irrevocably and unconditionally agrees to reimburse the relevant LC Issuing Bank for all amounts paid by such LC Issuing Bank upon such drawing, together with any and all reasonable charges and expenses which such LC Issuing Bank may pay or incur relative to such drawing and interest on the amount drawn at the Federal Funds Rate for each day from and including the date such amount is drawn to but excluding the date such reimbursement payment is due and payable. Such reimbursement payment shall be due and payable at or before 3:00 P.M. (Eastern Time) (x) on the relevant LC Payment Date if such LC Issuing Bank notifies Vencor of such drawing before 11:00 A.M. (Eastern Time) on such date or
         (y) on the date such notice is given, if such notice is given after the LC Payment Date; provided that any notice given to Vencor after 11:00 A.M. (Eastern Time) on any day shall be deemed for purposes of the foregoing clause (y) to have been given on the next succeeding Domestic Business Day.

           (ii) In addition, Vencor agrees to pay to the relevant LC Issuing Bank interest on any and all amounts not paid by Vencor when due hereunder with respect to a Letter of Credit, for each day from and including the date when such amount becomes due to but excluding the date such amount is paid in full, whether before or after judgment, payable on demand, at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

Each payment to be made by Vencor pursuant to this subsection (j) shall be made to the relevant LC Issuing Bank in Federal or other funds immediately available to it at its address specified in or pursuant to Section 9.01.

          (k) Payments by Banks with Respect to Letters of Credit. If Vencor fails to reimburse the relevant LC Issuing Bank as and when required by subsection (j) above for all or any portion of any amount drawn under a Letter of Credit issued by it:

            (i) such LC Issuing Bank may notify the Administrative Agent of such unreimbursed amount and request that the Banks reimburse such LC Issuing Bank for their respective Commitment Percentages thereof. Upon receiving any such notice from an LC Issuing Bank, the Administrative Agent shall promptly notify each Bank of the unreimbursed amount and such Bank's Commitment Percentage thereof. Upon receiving such notice from the Administrative Agent, each Bank shall make available to such LC Issuing Bank, at its address specified in or pursuant to Section 9.01, an amount equal to such Bank's Commitment Percentage of such unreimbursed amount as set forth in such notice, in Federal or other funds immediately available to such LC Issuing Bank, by 3:00 P.M. (Eastern Time)
         (A) on the day such Bank receives such notice if it is received at or before 12:00 Noon (Eastern Time) on such day or (B) on the first Domestic Business Day following such Bank's receipt of such notice if it is received after 12:00 Noon (Eastern Time) on the date of receipt, in each case together with interest on such amount for each day from and including the relevant LC Payment
         Date to but excluding the day such payment is due from such Bank at the Federal Funds Rate for such day. Upon payment in full thereof, such Bank shall be subrogated to the rights of such LC Issuing Bank against Vencor to the extent of such Bank's
         Commitment Percentage of the related LC Reimbursement Obligation (including interest accrued thereon). Nothing in this subsection
         (k) shall affect any rights any Bank may have against any LC Issuing Bank for any action or omission for which such LC Issuing Bank is not indemnified under subsection (o) of this Section; and

           (ii) if any Bank fails to pay any amount required to be paid by it pursuant to clause (i) of this subsection (k) on the date on which such payment is due, interest shall accrue on such Bank's obligation to make such payment, for each day from and including the date such payment became due to but excluding the date such Bank makes such payment, whether before or after judgment, at a rate per annum equal to (x) for each day from the day such payment is due to the third succeeding Domestic Business Day, inclusive, the Federal Funds Rate for such day as determined by the relevant LC Issuing Bank and (y) for each day thereafter the sum of 2% plus the Base Rate for such day. Any payment made by any Bank after 3:00 P.M. (Eastern Time) on any Domestic Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Domestic Business Day.

If Vencor shall reimburse any LC Issuing Bank for any drawing with respect to which any Bank shall have made funds available to such LC Issuing Bank in accordance with clause (i) of this subsection (k), such LC Issuing Bank shall promptly upon receipt of such reimbursement distribute to such Bank its pro rata share thereof, including interest, to the extent received by such LC Issuing Bank.

          (l) Increased Cost and Reduced Return. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or LC Issuing Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any tax, reserve, special deposit or similar requirement against or with respect to or measured by reference to letters of credit or participations therein, and the result of any of the foregoing is to increase the cost to such Bank or LC Issuing Bank of issuing or maintaining any Letter of Credit or any participation therein, or to reduce any amount receivable by any Bank or LC Issuing Bank under this Section 2.08 in respect of any Letter of Credit or any participation therein (which increase in cost, or reduction in amount receivable, shall be the result of such Bank's or LC Issuing Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, within 15 days after demand by such Bank or LC Issuing Bank (with a copy to the Administrative Agent), Vencor agrees to pay to such Bank or LC Issuing Bank, from time to time as specified by such Bank or LC Issuing Bank, such additional amounts as shall be sufficient to compensate such Bank or LC Issuing Bank for such increased cost or reduction. A certificate of such Bank or LC Issuing Bank submitted to Vencor pursuant to this Section 2.08(l) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

          (m)  Exculpatory Provisions.  Vencor's obligations under this
Section 2.08 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Vencor Company or any Account Party may have or have had against any LC Issuing Bank, any Bank, the beneficiary of any Letter of Credit or any other Person. Vencor assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to the use of such Letter of Credit by such beneficiary. None of the LC Issuing
Banks, the Banks and their respective officers, directors, employees and agents shall be responsible for, and the obligations of each Bank to make payments to each LC Issuing Bank and of Vencor to reimburse each LC Issuing Bank for drawings pursuant to this Section (other than obligations resulting solely from the gross negligence or willful misconduct of the relevant LC Issuing Bank) shall not be excused or affected by, among other things, (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;
(iii) payment by any LC Issuing Bank against presentation of documents to it which do not comply with the terms of the relevant Letter of Credit or (iv) any dispute between or among any of the Vencor Companies or their Affiliates, the beneficiary of any Letter of Credit or any other Person or any claims or defenses whatsoever of any of the Vencor Companies or their Affiliates or any other Person against the beneficiary of any Letter of Credit. No LC Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Any action taken or omitted by any LC Issuing Bank or any Bank under or in connection with any Letter of Credit and the related drafts and documents, if done without willful misconduct or gross negligence, shall be binding upon Vencor and shall not place any LC Issuing Bank or any Bank under any liability to any Vencor Company.

          (n) Reliance, Etc. Each LC Issuing Bank shall be entitled (but not obligated) to rely, and shall be fully protected in relying, on the representation and warranty by Vencor set forth in the last sentence of
Section 3.03 to establish whether the conditions specified in clauses (c) and (d) of Section 3.03 are met in connection with any issuance or extension of a Letter of Credit. The rights and obligations of each LC Issuing Bank under each Letter of Credit issued by it shall be governed by the provisions thereof and the provisions of the UCP and/or UCC referred to therein or otherwise applicable thereto.

          (o) Indemnification by Vencor. Vencor agrees to indemnify and hold harmless each Bank, each LC Issuing Bank and the Administrative Agent (collectively, the "LC Indemnitees") from and against any and all claims and damages, losses, liabilities, costs or expenses (including, without limitation, the reasonable fees and disbursements of counsel) which such LC Indemnitee may reasonably incur (or which may be claimed against any such LC Indemnitee by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit, including any claims, damages, losses, liabilities, costs or expenses which any LC

Issuing Bank may incur by reason of or in connection with the failure of any Bank to fulfill or comply with its obligations to any LC Issuing Bank hereunder in connection with any Letter of Credit (but nothing herein contained shall affect any rights Vencor may have against any such defaulting Bank); provided that Vencor shall not be required to indemnify any LC Indemnitee for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of any LC Issuing Bank in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (ii) any LC Issuing Bank's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection (o) is intended to limit the obligations of Vencor under any other provision of this Section.

          (p) Indemnification by the Banks. Each Bank shall, ratably in accordance with its Commitment Percentage, indemnify each LC Issuing Bank, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by Vencor) against any cost, expense (including reasonable fees and disbursements of counsel), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or such LC Issuing Bank's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit) that any such indemnitee may suffer or incur in connection with this Section or any action taken or omitted by such indemnitee under this Section.

          (q) Liability for Damages. Nothing in this Section shall preclude Vencor or any Bank from asserting against any LC Issuing Bank any claim for direct (but not consequential) damages suffered by Vencor or such Bank to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such LC Issuing Bank in determining whether a request presented under any Letter of Credit issued by it complied with the terms thereof or (ii) such LC Issuing Bank's failure to pay under any such Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions thereof.

          (r) Dual Capacities. In its capacity as a Bank, each LC Issuing Bank shall have the same rights and obligations under this Section as any other Bank.

          (s) Direct Pay IRB Letters of Credit. From time to time after the Amendment Effective Date Vencor may, by notice to the Administrative
Agent, the Documentation Agent and the relevant LC Issuing Bank, request that such LC Issuing Bank determine whether it would be willing to issue one or more direct-pay letters of credit to support IRB Debt (each, a "Direct Pay IRB Letter of Credit"). Such notice shall be accompanied by the proposed form of the Direct Pay IRB Letter of Credit, the proposed form of the related reimbursement agreement and such other instruments and agreements relating thereto as the Administrative Agent, the Documentation
Agent or such LC Issuing Bank may reasonably request (collectively, the "Underlying LC Documents"). Upon receipt of such notice and other documents, the Administrative Agent shall promptly provide such documents to each Bank. If (x) such LC Issuing Bank shall have notified Vencor and the Administrative Agent that such Underlying LC Documents are satisfactory in form and substance to it and (y) the Administrative Agent shall not have received notice from any Bank, within ten Domestic Business Days after delivery of copies of such Underlying LC Documents to the Banks, stating that such Bank objects to the terms of such Direct Pay IRB Letter of Credit or the related reimbursement agreement for the reasons identified in such notice, the Administrative Agent shall promptly notify Vencor and such LC Issuing Bank that the form of the Underlying LC Documents is satisfactory and such LC Issuing Bank may, subject to the terms and conditions of this Agreement, issue Direct Pay IRB Letters of Credit based on documents in such form from time to time upon request by Vencor; provided that:

            (i) any notice given by Vencor pursuant to Section 2.08(d) requesting the issuance of a Direct Pay IRB Letter of Credit shall include definitive copies of such Direct Pay IRB Letter of Credit, the related reimbursement agreement and such other instruments and agreements relating thereto as the Administrative Agent may reasonably request, all of which shall be substantially in the forms previously furnished to the Administrative Agent pursuant to this subsection (s); and

            (ii) the issuance by an LC Issuing Bank of any Direct Pay IRB Letter of Credit shall be subject to the conditions specified in
         Section 2.08(e) and to the additional conditions that, if Vencor is not the Account Party, Vencor shall enter into an agreement with such LC Issuing Bank, in form and substance satisfactory to the Documentation Agent, providing that any differences between
         (x) the reimbursement obligations of such Account Party under its reimbursement agreement and (y) the reimbursement obligations of Vencor hereunder shall be adjusted so that such LC Issuing Bank receives and retains the amounts required to be paid by Vencor hereunder (and no more than such amounts).

         (t) Information to be Provided to Administrative Agent. The LC Issuing Banks shall furnish to the Administrative Agent upon request such information as the Administrative Agent shall reasonably request in order to calculate (i) the Aggregate LC Exposure existing from time to time and
(ii) the amount of any fee payable for the account of the Banks under
Section 2.08(h).

         SECTION 2.09. Swingline Loans. (a) Swingline Commitment. The Swingline Bank agrees, on the terms and conditions set forth in this Agreement, to make loans to Vencor pursuant to this Section from time to time during the Swingline Availability Period for any purpose for which Committed Loans may be borrowed; provided that, immediately after each such loan is made (and after giving effect to any substantially concurrent application of the proceeds thereof to repay outstanding Loans):

            (i) the aggregate outstanding principal amount of the Swingline Loans shall not exceed the Swingline Commitment;

            (ii) in the case of each Bank, its Outstanding Committed Amount shall not exceed its Commitment; and

            (iii) the Total Usage shall not exceed the Total Commitments.

Within the foregoing limits, Vencor may borrow Swingline Loans, prepay Swingline Loans and reborrow Swingline Loans at any time during the Swingline Availability Period.

         (b) Notice of Swingline Borrowing. Vencor shall give the Swingline Bank notice (a "Notice of Swingline Borrowing"), substantially in the form of Exhibit N hereto, not later than 2:00 P.M. (Eastern Time) on the date of each Swingline Borrowing, specifying:

            (i) the date of such Borrowing, which shall be a Domestic Business Day;

            (ii)  the amount of such Borrowing, which shall be at least
         $1,000,000;

            (iii) whether the Swingline Loan being borrowed is an Acquisition Loan, a General Purpose Loan or a Project Loan; and

            (iv)  if such notice is given before the Regulation U
         Inapplicability Date, whether such Swingline Loan is or is not a Margin Stock Loan.

         (c) Funding of Swingline Loans. Not later than 3:00 P.M. (Eastern Time) on the date of each Swingline Borrowing, the Swingline Bank shall, unless the Swingline Bank determines that any applicable condition specified in Article 3 has not been satisfied, make available the amount of such Swingline Borrowing, in Federal or other funds immediately available in Charlotte, North Carolina, to Vencor at the Swingline Bank's address specified in or pursuant to Section 9.01.

         (d) Swingline Note. Vencor's obligation to repay the Swingline Loans shall be evidenced by a single Note substantially in form of Exhibit B hereto (the "Swingline Note"). Upon receipt of the Swingline Note pursuant to Section 3.01(c), the Documentation Agent shall forward the Swingline Note to the Swingline Bank.

         (e) Interest. Each Swingline Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swingline Loan is made to but excluding the day it becomes due, at a rate per annum equal to the Base Rate for such day or any lower rate determined by mutual agreement between the Swingline Bank and Vencor. Such interest shall be payable quarterly in arrears on the last Domestic Business

Day of each calendar quarter. Any overdue principal of or interest on any Swingline Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

          (f) Optional Prepayment of Swingline Loans. Vencor may prepay the Swingline Loans in whole at any time, or from time to time in part in a principal amount of at least $1,000,000, by giving notice of such prepayment to the Swingline Bank not later than 12:00 Noon (Eastern Time) on the date of prepayment and paying the principal amount to be prepaid, together with interest accrued thereon to the date of prepayment, to the Swingline Bank at its address specified in or pursuant to Section 9.01, in Federal or other funds immediately available in Charlotte, North Carolina, not later than 3:00 P.M. (Eastern Time) on the date of prepayment.

          (g) Mandatory Prepayment of Swingline Loans. On the date of each Borrowing of any Class pursuant to Section 2.01 or 2.03, the Administrative Agent shall apply the proceeds thereof to prepay all Swingline Loans of such Class then outstanding, together with interest accrued thereon to the date of prepayment; provided that, prior to the Regulation U Inapplicability Date, (i) the proceeds of Margin Stock Loans shall not be applied to prepay Swingline Loans that are not Margin Stock Loans and (ii) the proceeds of Loans that are not Margin Stock Loans shall not be applied to prepay Swingline Loans that are Margin Stock Loans.

          (h) Maturity of Swingline Loans. All Swingline Loans outstanding on the Swingline Maturity Date shall be due and payable on such date, together with interest accrued thereon to such date.

          (i) Refunding Unpaid Swingline Loans. If (i) the Swingline Loans are not paid in full on the Swingline Maturity Date or (ii) the Swingline Loans become immediately due and payable pursuant to Section 6.01, the Swingline Bank (or the Administrative Agent on its behalf) may, by notice to the Banks (including the Swingline Bank, in its capacity as a Bank), require each Bank to pay to the Swingline Bank an amount equal to such Bank's Commitment Percentage of the aggregate unpaid principal amount of the Swingline Loans then outstanding. Such notice shall specify the date on which such payments are to be made, which shall be the first Domestic Business Day after such notice is given. Not later than 12:00 Noon (Eastern Time) on the date so specified, each Bank shall pay the amount so notified to it to the Swingline Bank at its address specified in or pursuant to Section 9.01, in Federal or other funds immediately available in Charlotte, North Carolina. The amount so paid by each Bank shall constitute a Base Rate Loan to Vencor; provided that, if the Banks are prevented from making such Base Rate Loans to Vencor by the provisions of the United States Bankruptcy Code or otherwise, the amount so paid by each Bank shall constitute a purchase by it of a participation in the unpaid principal amount of the Swingline Loans (and interest accruing thereon after the date of such payment). Each Bank's obligation to make such payment to the Swingline Bank under this subsection shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank or any other Person may have against the Swingline Bank or Vencor, (ii) the occurrence or continuance of a Default or an Event of Default or the termination of the Commitments, (iii) any adverse change in the condition (financial or otherwise) of Vencor or any other Person, (iv) any breach of this Agreement by Vencor or any other party hereto or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that no Bank shall be obligated to make any payment to the Swingline Bank under this subsection with respect to a Swingline Loan made by the Swingline Bank at a time when it knew that a Default had occurred and was continuing.

          (j) Termination of Swingline Commitment. Vencor may, upon at least three Domestic Business Days' notice to the Swingline Bank and the Administrative Agent, terminate the Swingline Commitment at any time, if no Swingline Loans are outstanding at such time. Unless previously terminated, the Swingline Commitment shall terminate at the close of business on the Swingline Maturity Date.

         SECTION 2.10. Facility Fee. Vencor shall pay to the Administrative Agent for the account of each Bank a facility fee, calculated for each day at the Facility Fee Rate for such day, on the amount of such Bank's Credit Exposure on such day. Such facility fees shall accrue from and including the Amendment Effective Date to but excluding the day on which the Credit Exposures are reduced to zero and shall be payable quarterly on the last Domestic Business Day of each calendar quarter and on the day on which the Credit Exposures are reduced to zero.

         SECTION 2.11. Maturity of Loans. (a) Committed Loans. Each Committed Loan shall mature on the Termination Date, and any Committed Loans then outstanding shall be due and payable on such date.

         (b) Money Market Loans. Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable on the last day of the Interest Period applicable to such Borrowing.

         SECTION 2.12. Optional Prepayments. (a) Base Rate Loans. Vencor may, upon giving notice to the Administrative Agent, substantially in the form of Exhibit J hereto, before 12:00 Noon (Eastern Time) on the date of prepayment, prepay the Base Rate Loans (including any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01) on any Domestic Business Day in whole, or in part in amounts aggregating $1,000,000 or any larger multiple of $100,000.

         (b) CD Loans. Vencor may, upon at least two Domestic Business Days' notice to the Administrative Agent, substantially in the form of Exhibit J hereto, prepay any Group of CD Loans on any Domestic Business Day in whole, or in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000. Unless such Loans are prepaid on the last day of an Interest Period applicable thereto, Vencor shall comply with Section
2.15 in connection with such prepayment.

         (c) Euro-Dollar Loans. Vencor may, upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, substantially in the form of Exhibit J hereto, prepay any Group of Euro-Dollar Loans on any Euro-Dollar Business Day in whole, or in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000. Unless such Loans are prepaid on the last day of an Interest Period applicable thereto, Vencor shall comply with Section 2.15 in connection with such prepayment.

         (d) Money Market Loans. Except as provided in Section 2.12(a), Vencor may not prepay all or any portion of the principal amount of any Money Market Loan before the maturity thereof.

         (e) Notice to Banks. Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share of such prepayment and such notice shall not thereafter be revocable by Vencor.

         (f) Ratable Application. Each repayment or prepayment of any Group of Loans (or Money Market Borrowing) pursuant to this Section shall be applied ratably to the Loans of the several Banks included in such Group of Loans (or Money Market Borrowing).

         (g) Payment of Accrued Interest. On the date of each prepayment of Loans (other than Base Rate Loans) pursuant to this Section, Vencor shall pay interest accrued on the principal amount prepaid to the date of prepayment.

         SECTION 2.13. Termination or Reduction of Commitments. (a) Mandatory Reduction. On the Commitment Reduction Date, the Commitments shall be reduced pro rata to the extent (if any) required so that the aggregate amount of the Commitments shall not exceed $1,200,000,000 and Vencor shall repay such principal amount (together with accrued interest thereon) of each Bank's Loans as may be necessary so that, immediately after such repayment, such Bank's Outstanding Committed Amount shall not exceed its Commitment as then reduced.

         (b) Optional Termination or Reduction. Vencor may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the

Commitments at any time, if no Bank has an Outstanding Committed Amount at such time, or (ii) ratably reduce the Commitments from time to time by an aggregate amount of $10,000,000 or any larger multiple of $1,000,000; provided that immediately after such reduction no Bank's Outstanding Committed Amount shall exceed its Commitment as so reduced.

         (c) Mandatory Termination. Unless previously terminated, the Commitments shall terminate in their entirety on the Termination Date.

         SECTION 2.14. General Provisions as to Payments. (a) Vencor shall make each payment of principal of, and interest on, the Loans and the LC Reimbursement Obligations and each payment of facility fees and letter of credit fees (other than fees payable directly to the LC Issuing Banks) hereunder not later than 1:00 P.M. (Eastern Time) on the date when due, in Federal or other funds immediately available in Charlotte, North Carolina, to the Administrative Agent at its address for payments specified in or pursuant to Section 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, Base Rate Loans, CD Loans, Swingline Loans or LC Reimbursement Obligations or any payment of facility fees or letter of credit fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Administrative Agent shall have received notice from Vencor prior to the date on which any payment is due to the Banks hereunder that Vencor will not make such payment in full, the Administrative Agent may assume that Vencor has made such payment in full to the Administrative Agent on such date and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that Vencor shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

         SECTION 2.15. Funding Losses. (a) If Vencor makes any payment of principal with respect to any Fixed Rate Loan or if any Fixed Rate Loan is converted to a Base Rate Loan (whether such payment or conversion is pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.06(d), or if Vencor fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a), 2.07(c) or 2.12, Vencor shall pay to each Bank an amount calculated as provided in Exhibit P hereto to compensate such Bank for any resulting loss or expense incurred by such Bank (or by any existing or prospective Participant in the related
Loan), including any loss incurred in obtaining, liquidating or employing deposits from third parties.

         (b) Each Bank wishing to demand compensation pursuant to this Section shall, within seven Domestic Business Days after the relevant payment or conversion or failure to borrow, prepay, convert or continue occurs, notify the Administrative Agent that it demands such compensation and deliver to the Administrative Agent a certificate as to the amount of compensation which such Bank is entitled to receive pursuant to subsection
(a) of this Section, showing the calculation thereof in reasonable detail. Such certificate shall be conclusive in the absence of manifest error. Promptly after the end of such period of seven Domestic Business Days, the Administrative Agent shall notify Vencor of all demands for such compensation received by it during such period and deliver to Vencor copies of the supporting certificates received by it from the Banks. Within 15 days thereafter, Vencor shall pay to the Administrative Agent the aggregate amount properly demanded by the Banks pursuant to this Section and, upon receipt thereof, the Administrative Agent shall distribute such amount to the Banks entitled thereto.

         SECTION 2.16. Computation of Interest and Fees. (a) Interest based on the Prime Rate and facility fees hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all letter of credit fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         (b) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and each Facility Fee Rate and LC Fee
Rate applicable hereunder. The Administrative Agent shall give prompt notice to Vencor and the Banks of each rate of interest, Facility Fee Rate and LC Fee Rate so determined, and its determination thereof shall be conclusive in the absence of manifest error; provided that, if the Administrative Agent makes such determinations for any Rate Period on the basis of an estimated Pricing Level set forth in a certificate delivered by Vencor pursuant to Section 5.01(e) and subsequently determines (or receives a certificate pursuant to Section 5.01(e) establishing) that a higher Pricing Level applies during such Rate Period, the Administrative Agent shall promptly notify Vencor and the Banks of such higher Pricing Level and, within two Domestic Business Days after receiving such notice, Vencor shall pay to the Administrative Agent, for the accounts of the Banks, the additional interest and fees that should have been paid prior to such time by reason of the applicability of such higher Pricing Level. If the Administrative Agent makes such determinations on the basis of a Pricing Level estimated by Vencor and subsequently determines (or receives a certificate pursuant to Section 5.01(e) establishing) that a lower Pricing Level applied during the relevant Rate Period, no adjustment shall be made for any resulting overpayments of interest or fees theretofore made by Vencor on the basis of the higher Pricing Level estimated by Vencor.

         SECTION 2.17. Regulation D Compensation. For so long as any Bank maintains reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents), and as a result the cost to such Bank (or its Euro-Dollar Lending Office) of making or maintaining its Euro- Dollar Loans is increased, then such Bank may require Vencor to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum up to but not exceeding the amount by which (x)
(A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage exceeds (y) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (i) shall so notify Vencor and the Administrative Agent, in which case such additional interest on the Euro- Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after such notice is given and (ii) shall furnish to Vencor, at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans, an officer's certificate setting forth the amount to which such Bank is then entitled under this Section.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

         SECTION 2.18. Atria Supporting Guaranties. Vencor will not permit any Subsidiary of Vencor (other than Atria and its Subsidiaries) to enter into (i) any Guaranty of any obligation of Atria or of any Subsidiary of Atria or (ii) any Guaranty of Vencor's obligations under the Parent Guaranty; provided that Vencor may permit any such Subsidiary to enter into an Atria Supporting Guaranty if such Subsidiary shall simultaneously enter into a Subsidiary Guaranty.


                                 ARTICLE 3

                                CONDITIONS

         SECTION 3.01. Effectiveness of this Agreement; Closing. The Initial Credit Agreement shall be amended to read in full as this Amended Agreement reads when (i) the Documentation Agent shall have received the following documents, each dated the Amendment Effective Date unless otherwise indicated, and (ii) the other conditions specified below shall have been satisfied:

            (a) a counterpart hereof signed by each party listed on the signature pages hereof or facsimile or other written confirmation satisfactory to the Documentation Agent that each such party has signed a counterpart hereof;

            (b) a duly executed Note for the account of each Bank complying with the provisions of Section 2.05;

            (c) a duly executed Swingline Note complying with the provisions of Section 2.09 for the account of the Swingline Bank;

            (d) a counterpart of a Subsidiary Guaranty Agreement signed by TheraTx and by each Subsidiary of TheraTx listed in Parts III, IV and V of Schedule IV hereto (the Documentation Agent having received on the Initial Closing Date a duly executed counterpart of a Subsidiary Guaranty Agreement signed by each Subsidiary of Vencor listed in Parts I and II of Schedule IV hereto, except TheraTx and Atria);

            (e) a counterpart of the Security Agreement, as amended to be substantially in the form of Exhibit C hereto, signed by each of the parties listed on the signature pages thereof and Security Agreement Supplements signed by TheraTx, PersonaCare, Inc., PersonaCare of Connecticut, Inc., Horizon Healthcare Services,
         Inc., Stamford Health Facilities, Inc., PersonaCare of Rhode
         Island, Inc. and Care Venture Partners, L.P., together with stock certificates evidencing the capital stock listed in Parts III, IV, V and VI of Schedule IV hereto and signed stock powers relating thereto (the Documentation Agent having received on the Initial Closing Date (i) stock certificates evidencing the capital stock listed in Parts I and II of Schedule IV hereto and signed stock powers relating thereto and (ii) the instruments listed in Schedule V hereto);

            (f) all signed UCC financing statements reasonably requested by the Collateral Agent to perfect its security interests in the Collateral and evidence satisfactory to the Documentation Agent that arrangements satisfactory to it have been made for filing such UCC financing statements on or promptly after the Amendment Effective Date;

            (g) evidence satisfactory to the Documentation Agent that, on the Amendment Effective Date, Vencor will pay in full all loans and reimbursement obligations then outstanding under the Initial Credit Agreement, and all interest and fees accrued to but excluding the Amendment Effective Date thereunder;

            (h) the Documentation Agent shall not have received notice from the Required Banks stating that they have determined in good faith that
         (i) any action, suit or proceeding is pending or threatened against any Vencor Company in which there is a reasonable possibility of an adverse decision which would have a Material Adverse Effect or (ii) since December 31, 1996 any event has occurred or any condition has come into existence which has had, or is reasonably likely to have, a Material Adverse Effect;

            (i) a properly completed Federal Reserve Form FR U-1 for each Bank signed by Vencor;

            (j) evidence satisfactory to the Documentation Agent that, since December 31, 1996, none of the Combined Companies (i) declared or paid any dividend or made any other distribution on any Equity Securities of Vencor or TheraTx, (ii) entered into any Guarantee of Debt of any Minority-Owned Affiliate, (iii) made any payment on account of the purchase, redemption, retirement or acquisition of any Equity Securities of Vencor or TheraTx, except payments pursuant to and described in the Tender Offer and the Merger Agreement or (iv) made any Investment in any Minority-Owned Affiliate, except payments made pursuant to Guarantees of Debt of Minority-Owned Affiliates entered into before December 31, 1996;

            (k) evidence satisfactory to the Documentation Agent and the Administrative Agent that Vencor has paid or will pay on the Amendment Effective Date all fees, expenses and other amounts payable by Vencor on or before the Amendment Effective Date to the Agents and the Banks in connection with this Agreement;

            (l) an opinion of Jill L. Force, General Counsel of Vencor, substantially in the form of Exhibit E hereto;

            (m) an opinion of Jonathan H. Glenn, General Counsel of TheraTx, substantially in the form of Exhibit F hereto;

            (n) an opinion of Ogden Newell & Welch, special counsel for Vencor, substantially in the form of Exhibit G hereto;

            (o) an opinion of Davis Polk & Wardwell, special counsel for the Agents, substantially in the form of Exhibit H hereto;

            (p) all approvals, consents and other actions by or in respect of, or filings with, any governmental body, agency, official, authority or other Person required in connection with the transactions contemplated by the Financing Documents shall have been obtained, taken or made (except for any such approvals, consents, actions or filings with any Person (other than any governmental body, agency, official or authority) as to which the failure to have obtained, taken or made them is not, in the aggregate, material); and

            (q) all documents the Documentation Agent may reasonably request relating to the existence of the Vencor Companies, the corporate authority for and the validity of the Financing Documents, the creation and perfection of the Liens contemplated by the Collateral Documents and any other matters relevant thereto, all in form and substance satisfactory to the Documentation Agent.

Promptly after the closing hereunder occurs, the Documentation Agent shall notify Vencor, the Administrative Agent and the Banks of the Amendment Effective Date, and such notice shall be conclusive and binding on all parties hereto.

         SECTION 3.02. Consequences of Effectiveness. On the Amendment Effective Date, without further action by any of the parties thereto, the Initial Credit Agreement will be automatically amended to read as this Agreement reads. On and after the Amendment Effective Date, the rights and obligations of the parties hereto shall be governed by the provisions hereof. The rights and obligations of the parties to the Initial Credit Agreement with respect to the period prior to the Amendment Effective Date shall continue to be governed by the provisions thereof as in effect prior to the Amendment Effective Date, except that all interest and fees accrued under the Initial Credit Agreement to but excluding the Amendment Effective Date shall be paid on the Amendment Effective Date.

         SECTION 3.03. Credit Events. The obligation (i) of each Bank to make a Loan on the occasion of each Borrowing (except a Committed Borrowing pursuant to Section 2.09(i) to refund outstanding Swingline Loans), (ii) of an LC Issuing Bank to sell and of each Bank to purchase each participation in a Letter of Credit as and when provided in Section 2.08, (iii) of each LC Issuing Bank to extend (or allow the extension of) the expiry date of a Letter of Credit issued by it hereunder as and when provided in Section 2.08 and (iv) of the Swingline Bank to make any Swingline Loan are each subject to the satisfaction of the following conditions:

            (a) the fact that the Amendment Effective Date shall have occurred on or prior to April 15, 1997;

            (b) receipt by the Administrative Agent of notice of the relevant Credit Event as required by Section 2.02(a), 2.03(f), 2.08(d) or 2.09(b), as the case may be;

            (c) the fact that, immediately before and after such Credit Event, no Default shall have occurred and be continuing; and

            (d) the fact that each of the representations and warranties made by Vencor or any of its Subsidiaries in or pursuant to any Financing Document to which it is a party shall be true on and as of the date of such Credit Event as if made on and as of such date.

Each Credit Event under this Agreement shall be deemed to be a representation and warranty by Vencor on the date of such Credit Event as to the facts specified in clauses (c) and (d) of this Section.


                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES

         Vencor represents and warrants to the Bank Parties that:

         SECTION 4.01. Corporate Existence and Power. Each Vencor Company is a corporation or partnership duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, and has all corporate or partnership powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted; provided that the foregoing representation and warranty shall not apply to Helian Health Group, Inc. and its subsidiaries.

         SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution and delivery by each Vencor Company of the Financing Documents to which it is a party and its performance of its obligations thereunder are within its corporate or partnership powers, have been duly authorized by all necessary corporate or partnership action, require no action by or in respect of, or filing with, any governmental body, agency or official (except such as shall have been made at or prior to the time required by the Financing Documents and shall be in full force and effect on and after the date when made to the extent required by the Financing Documents) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its Charter Documents or partnership agreement, as the case may be, or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or result in or require the imposition of any Lien (other than the Liens created by the Collateral Documents) on any of its assets.

         SECTION 4.03. Binding Effect; Liens of Collateral Documents. This Agreement constitutes a valid and binding agreement of Vencor, and the other Financing Documents, when executed and delivered as contemplated by this Agreement, will constitute valid and binding obligations of each Vencor Company that is a party thereto, in each case enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general equitable principles. The Collateral Documents create valid security interests in the Collateral purported to be covered thereby, which security interests are and will remain perfected security interests prior to all other Liens, until such security interests are released pursuant to Section 16 of the Security Agreement.

         SECTION 4.04. Financial Information. (a) The consolidated balance sheet of Vencor and its Consolidated Subsidiaries as of December 31, 1995 and the related consolidated statements of operations, cash flows and shareholders' equity for the Fiscal Year then ended, reported on by Ernst & Young LLP and set forth in Vencor's 1995 Annual Report to Shareholders, a copy of which has been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of Vencor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

         (b) The unaudited condensed consolidated balance sheet of Vencor and its Consolidated Subsidiaries as of September 30, 1996 and the related unaudited condensed consolidated statements of operations and cash flows for the nine months then ended, set forth in Vencor's report on Form 10-Q for its Fiscal Quarter ended September 30, 1996, a copy of which has been delivered to each of the Banks, fairly present, on a basis consistent with the financial statements referred to in Section 4.04(a), the consolidated financial position of Vencor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine-month period (subject to normal year-end adjustments).

         (c) The consolidated balance sheet of TheraTx and its Consolidated Subsidiaries as of December 31, 1995 and the related consolidated statements of operations, cash flows and changes in stockholders' equity for its fiscal year then ended, reported on by Ernst & Young LLP and set forth in TheraTx's report on Form 10-K for such fiscal year, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of TheraTx and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

         (d) The unaudited condensed consolidated balance sheet of TheraTx and its Consolidated Subsidiaries as of September 30, 1996 and the related unaudited condensed consolidated statements of income and cash flows for the nine months then ended, set forth in TheraTx's report on Form 10-Q for its fiscal quarter ended September 30, 1996, a copy of which has been delivered to each of the Banks, fairly present, on a basis consistent with the financial statements referred to in Section 4.04(c), the consolidated financial position of TheraTx and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine-month period (subject to normal year-end adjustments).

         (e) Since December 31, 1996, no event has occurred and no condition has come into existence which has had, or is reasonably likely to have, a Material Adverse Effect.

         SECTION 4.05. Litigation. Except as disclosed under the heading "Legal Proceedings" in TheraTx's report on Form 10-Q for its fiscal quarter ended September 30, 1996, there is no action, suit or proceeding pending against, or to the knowledge of Vencor threatened against or affecting, any Vencor Company before any court or arbitrator or any governmental body, agency or official (i) in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or (ii) which in any manner questions the validity of any Financing Document.

         SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         SECTION 4.07. Taxes. The Vencor Companies have filed all United States Federal income tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except such taxes, if any, as are being contested in good faith and as to which reserves have been provided. The charges, accruals and reserves on the books of the Vencor Companies in respect of taxes or other governmental charges are, in the opinion of Vencor, adequate.

         SECTION 4.08. Compliance with Laws. The Vencor Companies are in compliance in all material respects with all applicable laws, rules and regulations, other than such laws, rules or regulations (i) the validity or applicability of which the relevant Vencor Company is contesting in good faith or (ii) the failure to comply with which could not, in the aggregate, have a Material Adverse Effect.

         SECTION 4.09.  No Regulatory Restrictions on Borrowing.  Vencor is not
(i) an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended or (iii) otherwise subject to any regulatory scheme which restricts its ability to incur Debt.

         SECTION 4.10. Environmental Matters. (a) Each of Vencor and TheraTx has from time to time reviewed the effect of Environmental Laws on its business, operations and properties and those of its Subsidiaries, in the course of which reviews it has identified and evaluated associated liabilities and costs. On the basis of such reviews, Vencor has reasonably concluded that such associated liabilities and costs are unlikely to have a Material Adverse Effect.

         (b) Except to the extent that the Environmental Liabilities of the Vencor Companies that relate to or could result from the matters referred to in this Section 4.10(b) would not exceed $1,000,000 for any one occurrence, no material notice, notification, demand, request for information, citation, summons, complaint or order with respect to Hazardous Substances or any violation of Environmental Laws is in existence or, to the knowledge of Vencor or TheraTx, proposed, threatened or anticipated with respect to or in connection with the operation of any properties now or previously owned, leased or operated by any Vencor Company.

         SECTION 4.11. Related Documents. The copies of the Merger Agreement and the Disclosure Letter and Purchaser Disclosure Letter referred to therein which Vencor has heretofore delivered to the Agents are correct and complete copies thereof.

         SECTION 4.12. Effect of Merger on Outstanding Debt. No Debt or other securities of any Vencor Company outstanding immediately after the Amendment Effective Date will become subject to acceleration or mandatory repayment, repurchase or other retirement by any Vencor Company by reason of the Tender Offer or the Merger or any change of control of TheraTx and its Subsidiaries effected thereby, except:

            (i) $100,000,000 aggregate principal amount of TheraTx's 8% Convertible Subordinated Notes due 2002, which TheraTx will offer to purchase at the principal amount thereof plus accrued interest as and when required by Section 5.24; and

            (ii) other Debt not exceeding $10,000,000 in aggregate outstanding principal amount.

         SECTION 4.13. Full Disclosure. All information heretofore furnished in writing by any Vencor Company to the Documentation Agent or the Administrative Agent for inclusion in the Offering Memorandum or to any of the Agents or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby was, and all such information hereafter furnished in writing by the Vencor Companies to any of the Agents or any Bank will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is or was stated or certified. Vencor has disclosed to the Banks in writing any and all facts which are known to it and which have had or could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.14. Information as to Material Subsidiaries and Pledged Instruments. Schedule IV hereto sets forth a correct and complete list, as of the close of business on the Amendment Effective Date, of each Material Subsidiary, its outstanding Equity Interests, the owners thereof and the percentage thereof owned by each such owner. Schedule V hereto sets forth a correct and complete list, as of the close of business on the Amendment Effective Date, of each instrument evidencing Debt owed to Vencor by its Subsidiaries.

         SECTION 4.15. Subsidiary Guaranties. The representations of each Subsidiary Guarantor in Section 2 of its Subsidiary Guaranty Agreement are true.

                                   ARTICLE 5

                                   COVENANTS

         Vencor agrees that, so long as any Bank has any Credit Exposure hereunder or any interest or fees accrued hereunder remain unpaid:

         SECTION 5.01. Information. Vencor will deliver the following information to the Administrative Agent (with copies thereof for each Bank if requested by the Administrative Agent) and, promptly upon receipt thereof, the Administrative Agent will deliver a copy thereof to each Bank:

            (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of Vencor and its Consolidated Subsidiaries as of the end of such Fiscal Year, and the related consolidated statements of operations, cash flows and changes in stockholders' equity for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on in a manner acceptable to the SEC by independent public accountants of nationally recognized standing, which report (x) shall state that such financial statements present fairly, in all material respects, the consolidated financial position of Vencor and its Consolidated Subsidiaries as of the date of such financial statements and their consolidated results of operations and cash flows for the period covered by such financial statements in conformity with GAAP and
         (y) shall not contain any Qualification;

            (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, (i) an unaudited condensed consolidated balance sheet of Vencor and its Consolidated Subsidiaries and the related condensed consolidated statements of operations for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter and of cash flows for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the unaudited consolidated statements of operations and cash flows for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all prepared in accordance with Rule 10-01 of Regulation S-X of the General Rules and Regulations under the Securities Act of 1933, or any successor rule that sets forth the manner in which interim financial statements shall be prepared, and
         (ii) a certificate (subject to normal year-end adjustments) of a Financial Officer as to the fairness of presentation and consistency of such financial statements;

            (c) simultaneously with the delivery of each set of financial statements referred to in Sections 5.01(a) and (b), a certificate of a Financial Officer, substantially in the form of Exhibit D hereto, (i) setting forth in reasonable detail such calculations as are required to establish whether Vencor was in compliance with the requirements of Sections 5.11, 5.12, 5.16, 5.17 and
         5.18 on the date of such financial statements, (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action that Vencor is taking or proposes to take with respect thereto, (iii) stating whether, since the date of the most recent financial statements delivered pursuant to Section 5.01(a) or (b), an event has occurred or condition arisen which has had a Material Adverse Effect which is not reflected in the financial statements delivered simultaneously therewith and, if so, the nature of such Material Adverse Effect, and (iv) stating whether, since the date of the most recent financial statements previously delivered pursuant to Section 5.01(a) or (b), there has been a change in the GAAP applied in preparing the financial statements then being delivered from those applied in preparing the most recent audited financial statements previously so delivered which is material to the financial statements then being delivered;

            (d) unless Vencor has an Investment Grade Rating, simultaneously with the delivery of each set of annual financial statements referred to in Section 5.01(a), a letter from the firm of independent public accountants that reported on such statements stating (i) whether anything has come to their attention in the course of their normal audit procedures to cause them to believe that any Default existed on the date of such financial statements and (ii) whether in their opinion the calculations of compliance with the requirements of Sections 5.16,
         5.17 and 5.18 set forth in the Financial Officer's certificate delivered simultaneously therewith pursuant to Section 5.01(c), to the extent derived from data contained in the accounting records of Vencor and its Consolidated Subsidiaries, have been determined in accordance with the relevant provisions of this Agreement;

            (e) within 45 days after the end of each Fiscal Quarter, a certificate signed by a Financial Officer setting forth the Pricing Level applicable during the Rate Period that begins 46 days after the end of such Fiscal Quarter and in reasonable detail the calculations required to establish that such Pricing Level will be applicable; provided that (x) in the case of the last Fiscal Quarter of any Fiscal Year, such certificate may set forth only Vencor's estimate of the applicable Pricing Level (it being understood that, if Vencor in good faith cannot determine with reasonable certainty which of two Pricing Levels applies, Vencor may, in view of the provisions of Section 2.16(b), appropriately estimate that the lower of such Pricing Levels applies), and (y) if such certificate sets forth only an estimated Pricing Level, Vencor will, within 90 days after the end of such Fiscal Year, deliver a further certificate signed by a Financial Officer setting forth the calculations contemplated by this clause (e) and either confirming that such estimated Pricing Level applies or, if not, setting forth the Pricing Level that does apply during the relevant Rate Period and requesting the Administrative Agent to determine the amounts of any additional interest and/or additional fees payable by Vencor pursuant to Section 2.16(b);

            (f) within five Domestic Business Days after any Executive Officer obtains knowledge of any Default, if such Default is then continuing, a certificate of a Financial Officer setting forth the details thereof and the action that Vencor is taking or proposes to take with respect thereto;

            (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or current reports that Vencor or any of its Subsidiaries shall have filed with the SEC;

            (h) promptly after any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of a Financial Officer setting forth details as to such occurrence and the action, if any, which Vencor or the applicable member of the ERISA Group is required or proposes to take;

            (i) as soon as reasonably practicable after any Executive Officer obtains knowledge of the commencement of an action, suit or proceeding against Vencor or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or which in any manner questions the validity of any Financing Document, a certificate of a Financial Officer setting forth the nature of such action, suit or proceeding and such additional information as may be reasonably requested by any Bank;

            (j) promptly upon Vencor's receipt from its independent public accountants of any management letter which indicates a material weakness in the reporting practices of Vencor or any of its Subsidiaries, a description of such material weakness and any action being taken with respect thereto

            (k) promptly upon their becoming available, copies of all press releases and other statements made available generally by Vencor or any of its Subsidiaries to the public concerning material developments in the business of Vencor and its Subsidiaries; and

            (l) from time to time such additional information regarding the financial position, results of operations or business of any of the Vencor Companies as any Bank may reasonably request through the Documentation Agent or the Administrative Agent.

         SECTION 5.02. Maintenance of Property. Each Vencor Company will keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

         SECTION 5.03. Insurance. Each Vencor Company will maintain insurance in responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which it operates.

         SECTION 5.04. Compliance with Law. Each Vencor Company will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including Environmental Laws and ERISA and the rules and regulations thereunder), except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings, in which case adequate and reasonable reserves will be established in accordance with GAAP, or (ii) failures to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 5.05. Maintenance of Existence, Rights, Etc.. Each Vencor Company will preserve, renew and keep in full force and effect its corporate existence and its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of business; provided that nothing in this
Section 5.05 shall prohibit (i) any merger or consolidation permitted by Section 5.10, (ii) the termination of the corporate existence of any Subsidiary if (A) Vencor determines that such termination is in its best interest and (B) such termination is not adverse in any material respect to the Banks, or (iii) the loss of any rights, privileges, licenses and franchises if the loss thereof, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.06. Use of Proceeds and Letters of Credit. (a) The proceeds of the Acquisition Loans will be used for the purposes of refinancing loans made under the Initial Credit Agreement to finance the acquisition of TheraTx, financing other acquisitions, refinancing outstanding Debt in connection with such other acquisitions and/or refinancing Debt incurred for any of the foregoing purposes and for other general corporate purposes of Vencor and its Subsidiaries (excluding their working capital requirements).

         (b) The proceeds of the General Purpose Loans will be used for the general corporate purposes of Vencor and its Subsidiaries, including (without limitation) their working capital requirements and any purpose for which Acquisition Loans may be used.

         (c) The proceeds of the Project Loans will be used to finance capital expansion projects or to refinance Debt that was incurred to finance capital expansion projects.

         (d) The Existing Letters of Credit were used, and the Additional Letters of Credit will be used, for general corporate purposes, including (without limitation) providing credit support for IRB Debt.

         (e) The proceeds of the Margin Stock Loans will be used (i) to refinance loans made under the Initial Credit Agreement to enable Vencor or Merger Sub (A) to purchase or carry TheraTx Shares purchased by Merger Sub pursuant to the Tender Offer and (B) to pay cash to the holders of TheraTx Shares that were not purchased pursuant to the Tender Offer or (ii) to refinance loans incurred for the foregoing purposes.

         (f) None of the proceeds of the Loans or the Letters of Credit will be used in violation of any applicable law or regulation and, without limiting the generality of the foregoing, no use of any such proceeds or Letters of Credit for general corporate purposes will include any use thereof, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock except the TheraTx Shares.

         SECTION 5.07. Limitation on Debt of Vencor. After the Initial Closing Date, Vencor will not incur or be liable with respect to (i) any Debt of a type described in clause (i), (ii) or (iv) of the definition of "Debt" in Section
1.01 or (ii) any Guarantee of any such Debt, except:

            (a)   Debt outstanding under this Agreement;

            (b)   Permitted Intercompany Debt;

            (c)   Debt and Guarantees (other than Debt referred to in clauses
         (a) and (b) of this Section and Guarantees permitted by clause (f) of this Section) outstanding at the close of business on the Initial Closing Date not exceeding $100,000,000 in aggregate outstanding principal amount;

            (d) Debt incurred after the Initial Closing Date and Guarantees of Debt entered into after the Initial Closing Date; provided that (i) the Debt so incurred or Guaranteed is incurred in exchange for or to repay, prepay, repurchase, redeem, defease, retire or refinance ("refinance") outstanding Debt of Vencor permitted by clauses (c), (d), (e), (g), (h) and (j) of this Section 5.07 or outstanding Debt of Subsidiaries permitted by clauses (c), (d), (f), (g) and (i) of Section 5.08; (ii) the principal amount of the Debt so incurred or Guaranteed shall not exceed the unpaid principal amount of the Debt so exchanged or refinanced, (iii) the aggregate principal amount of the Debt so incurred or Guaranteed that is required to be repaid, on a cumulative basis, through any date (a "date of determination") prior to the Termination Date shall not exceed the aggregate principal amount of the Debt so exchanged or refinanced that would have been required to have been repaid, on a cumulative basis, after the date of the relevant exchange or refinancing and on or before the same date of determination and (iv) no restriction is imposed on any Vencor Company in connection with the Debt so incurred or Guaranteed that is more restrictive than the provisions of this Agreement (or, if more restrictive, the provisions of the documents applicable to the Debt so exchanged or refinanced);

            (e) Debt incurred after the Initial Closing Date and Guarantees of Debt entered into after the Initial Closing Date; provided that the Debt so incurred or Guaranteed

                       (i)   matures after March 31, 2003;

                       (ii) is not subject to any prepayment, instalment payment, sinking fund, repurchase or other similar requirement for the retirement thereof (either mandatory or at the option of the holder thereof) at any time on or before March 31, 2003 (except pursuant to a change of control provision that imposes such a requirement only under circumstances when an Event of Default would exist under Section 6.01(k)); and

                       (iii) does not impose any restriction on any Vencor
                  Company that is more restrictive than the provisions of this Agreement;

         provided, further, that if Vencor has an Investment Grade Rating when such Debt is incurred or such Guarantee is entered into, the date specified in (i) and (ii) above shall be changed from March 31, 2003 to June 30, 2002;

            (f) (i) a Guarantee of Debt of Atria not exceeding $100,000,000 in aggregate principal amount, it being understood that such Guarantee of Debt of Atria may remain in effect even if Atria is no longer a Subsidiary, and (ii) Guarantees of Debt of Subsidiaries (other than Atria and its subsidiaries) permitted by Section 5.08;

            (g) Debt assumed by Vencor after the Initial Closing Date in connection with the acquisition of one or more health care facilities or other businesses; provided in each case that such Debt was outstanding before such facility or other business was acquired and was not incurred in contemplation of such acquisition;

            (h) Debt evidenced by bonds issued by Vencor (or, prior to the merger of Hillhaven into Vencor, by Hillhaven) to tenants of residential units of New Pond Village in Walpole, Massachusetts or The Greens at Hanover in Nashua, New Hampshire evidencing the obligation to repay at the end of their tenancies amounts paid by them at the beginning of their tenancies, provided that the aggregate outstanding principal amount of all bonds referred to in this clause (h) and
         Section 5.08(g) (including any such bonds outstanding on the Initial Closing Date) shall not at any time exceed $55,000,000;

            (i) letters of credit issued to provide credit support for IRB Debt and reimbursement obligations in respect of drawings thereunder, provided that such IRB Debt is otherwise permitted under this Section
         5.07 or Section 5.08;

            (j) Debt incurred or assumed after the Initial Closing Date for the purpose of financing all or any part of the cost of acquiring or constructing an asset of Vencor; provided that (i) such Debt is secured by a Lien on such asset that is permitted by Section 5.09(e) and (ii) the aggregate outstanding principal amount of all Debt permitted by this clause (j) and Section 5.08(j) shall not at any time exceed $25,000,0000;

            (k) Debt incurred by Vencor at a time when Vencor has an Investment Grade Rating, for a consideration consisting entirely of cash, provided that (i) such Debt matures no more than 90 days after it is incurred and (ii) the aggregate outstanding principal amount thereof shall not at any time exceed $150,000,000; and

            (l) any other Debt incurred by Vencor after the Initial Closing Date and any other Guarantees entered into by Vencor after the Initial Closing Date; provided that the aggregate outstanding principal amount of all Debt incurred or Guaranteed pursuant to this clause (l) shall not at any time exceed $25,000,000.

         SECTION 5.08. Limitation on Debt of Subsidiaries. Vencor will not permit any Subsidiary, at any time after the Initial Closing Date, to incur or be liable with respect to (i) any Debt of a type described in clause (i), (ii) or (iv) of the definition of "Debt" in Section 1.01 or (ii) any Guarantee of any such Debt, except:

            (a)   Guarantees outstanding under a Subsidiary Guaranty
          Agreement;

            (b)   Permitted Intercompany Debt;

            (c)   Debt and Guarantees (other than Debt referred to in clauses
         (b) and (l) of this Section and Guarantees permitted by clauses
         (a), (e) and (l) of this Section) outstanding at the close of business on the Initial Closing Date not exceeding $350,000,000 in aggregate outstanding principal amount;

            (d) Debt incurred after the Initial Closing Date and Guarantees of Debt entered into after the Initial Closing Date; provided that (i) the Debt so incurred or Guaranteed is incurred in exchange for or to repay, prepay, repurchase, redeem, defease, retire or refinance ("refinance") any outstanding Debt of Subsidiaries permitted by clauses (c), (d),
         (f), (g) and (i) of this Section; (ii) the principal amount of the Debt so incurred or Guaranteed shall not exceed the unpaid principal amount of the Debt so exchanged or refinanced, (iii) the aggregate principal amount of the Debt so incurred or Guaranteed that is required to be repaid, on a cumulative basis, through any date (a "date of determination") prior to the Termination Date shall not exceed the aggregate principal amount of the Debt so exchanged or refinanced that would have been required to have been repaid, on a cumulative basis, after the date of the relevant exchange or refinancing and on or before the same date of determination and (iv) no restriction is imposed on any Vencor Company in connection with the Debt so incurred or Guaranteed that is more restrictive than the provisions of this Agreement (or, if more restrictive, the provisions of the documents applicable to the Debt so exchanged or refinanced);

            (e) Guarantees by one or more Subsidiaries of (i) Vencor's performance of its obligations under the Parent Guaranty not exceeding $100,000,000 in aggregate principal amount, it being understood that such Guarantees may remain in effect even if Atria is no longer a Subsidiary, and (ii) Debt of Subsidiaries (other than Atria and its subsidiaries) permitted by this Section, provided that the aggregate amount of Debt Guaranteed pursuant to this clause (ii) shall not exceed $100,000,000 at any time;

            (f) Debt of any Person that becomes a Subsidiary after the Initial Closing Date and any other Debt assumed by a Subsidiary after the Initial Closing Date in connection with the acquisition of one or more health care facilities or other businesses; provided that (i) in each case such Debt was outstanding before such Person became a Subsidiary or such facility or business was acquired, as the case may be, and was not incurred in contemplation thereof and (ii) the aggregate outstanding principal amount of all Debt permitted by this clause (f) shall not at any time exceed $350,000,000;

            (g) Debt evidenced by bonds issued by such Subsidiary to tenants of residential units of New Pond Village in Walpole, Massachusetts or The Greens at Hanover in Nashua, New Hampshire evidencing the obligation to repay at the end of their tenancies amounts paid by them at the beginning of their tenancies, provided that the aggregate outstanding principal amount of all bonds referred to in this clause
         (g) and Section 5.07(h) (including any such bonds outstanding on the Initial Closing Date) shall not at any time exceed $55,000,000;

            (h) letters of credit issued to provide credit support for IRB Debt and reimbursement obligations in respect of drawings thereunder, provided that such IRB Debt is otherwise permitted under Section 5.07 or this Section 5.08;

            (i) letters of credit issued for the account of Cornerstone Insurance Company; provided that its obligations to reimburse the issuing banks are not Guaranteed by Vencor or any other Subsidiary;

            (j) Debt incurred or assumed after the Initial Closing Date for the purpose of financing all or any part of the cost of acquiring or constructing an asset of such Subsidiary; provided that (i) such Debt is secured by a Lien on such asset that is permitted by Section 5.09(e) and (ii) the aggregate outstanding principal amount of all Debt permitted by this clause (j) and Section 5.07(j) shall not at any time exceed $25,000,000;

            (k) any other Debt incurred by such Subsidiary after the Initial Closing Date or any other Guarantees entered into by such Subsidiary after the Initial Closing Date; provided that the aggregate outstanding principal amount of all Debt incurred or Guaranteed by Subsidiaries pursuant to this clause (k) shall not at any time exceed $25,000,000; and

            (l) Debt incurred after June 30, 1996 by Atria and its subsidiaries under Atria's Credit Agreement, Guarantees by Atria and its subsidiaries of such Debt and Guarantees by Atria of Debt of its subsidiaries permitted by clause (f) of this Section; provided that the aggregate outstanding principal amount of all Debt incurred or Guaranteed by Atria and its subsidiaries pursuant to this clause (l) and clause (h) of this Section, calculated on a consolidated basis, shall not at any time exceed $350,000,000.

         SECTION 5.09. Negative Pledge. After the Initial Closing Date, Vencor will not, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, except:

            (a) Liens created pursuant to the Collateral Documents and the Project Mortgages;

            (b) Liens existing on the Initial Closing Date (other than Liens permitted by clause (a) above) securing Debt outstanding on the Initial Closing Date in an aggregate principal amount not exceeding $200,000,000;

            (c) any Lien existing on any asset prior to the acquisition thereof by Vencor or such Subsidiary and not created in contemplation of such acquisition;

            (d) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary of Vencor or merges into Vencor or any of its Subsidiaries; provided that such Lien was not created in contemplation of such event;

            (e) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition or completion of construction thereof and attaches to no asset other than such asset so financed;

            (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that the principal amount of such Debt is not increased and such Debt is not secured by any additional assets;

            (g)   Permitted Encumbrances;

            (h) Liens arising in the ordinary course of business (other than Liens of the types described in the definition of "Permitted Encumbrances") which (i) do not secure Debt, (ii) do not secure any single obligation (or series of related obligations) in an amount exceeding $5,000,000; provided that the limitation in this clause (ii) shall not apply to Liens securing worker's compensation, unemployment insurance and other types of social security, and (iii) do not in the aggregate materially detract from the value of the assets of Vencor and its Subsidiaries, taken as a whole, or materially impair the use thereof in the operation of their business;

            (i) Liens on cash (not exceeding $10,000,000 in aggregate amount) of Cornerstone Insurance Company to secure its reimbursement obligations under letters of credit issued for its account;

            (j) other Liens securing Debt of Vencor not exceeding $25,000,000 in aggregate outstanding principal amount;

            (k) other Liens securing Debt of Subsidiaries not exceeding $25,000,000 in aggregate outstanding principal amount; and

            (l) Liens on assets of Atria and its subsidiaries securing (x) Debt and Guarantees of Atria and its subsidiaries permitted by clauses
         (f), (g) and (l) of Section 5.08, (y) reimbursement obligations of Atria and its subsidiaries permitted by Section 5.08(h) and (z) obligations of Atria and its subsidiaries under "Designated Interest Rate Agreements" (as such term is defined in Atria's Credit Agreement).

         SECTION 5.10. Consolidations, Mergers and Asset Sales. (a) Vencor will not, and will not permit any Subsidiary (except Ventech Systems, Inc.) to, consolidate or merge with or into, or sell, lease or otherwise dispose of all or substantially all of its assets to, any other Person, except that:

            (i) Vencor may merge with any Person if Vencor is the surviving corporation and, immediately after such merger (and giving effect thereto), no Default shall have occurred and be continuing; and

            (ii) any Subsidiary may merge or consolidate with or into, or transfer all or substantially all of its assets to, any Person if, immediately after such transaction (and giving effect thereto), no Default shall have occurred and be continuing and either (A) the surviving corporation or transferee is Vencor or a Subsidiary or (B) such merger, consolidation or transfer of all or substantially all assets is in conjunction with a disposition by Vencor and its Subsidiaries of their entire investment in such Subsidiary and such disposition is not prohibited by any provision of the Financing Documents (other than this subsection (a)).

         (b) No merger, consolidation or transfer of all or substantially all of the assets of any Subsidiary Guarantor shall be permitted under this Section
5.10 unless:

            (i) the surviving corporation or transferee is Vencor or a Wholly-Owned Material Subsidiary;

            (ii)  the Required Banks shall have consented to such transaction;

            (iii) the assets being disposed of are (x) capital stock of Ventech Systems, Inc. or Atria or (y) assets of TheraTx's surgery center business, occupational health clinics business or supply business; or

            (iv) immediately after such transaction is consummated, the aggregate book value of all assets disposed of in transactions permitted by this clause (iv) during the period of 365 days then ended (whether disposed of directly or by means of a merger, consolidation or transfer of Equity Interests) would not exceed 10% of Consolidated Net Worth as shown on the most recent financial statements of Vencor and its Consolidated Subsidiaries theretofore delivered to the Banks pursuant to Section 4.04 or 5.01.

For purposes of the foregoing clause (iv), the book value of the assets disposed of in each transaction shall be the book value of such assets on the books of the relevant Subsidiary immediately before such disposition.

         (c) If Vencor and its Subsidiaries dispose of their entire investment in any Subsidiary as permitted by subsection (a) or (b) above, (i) if such Subsidiary is a Subsidiary Guarantor, its Subsidiary Guaranty shall be automatically released concurrently with such disposition and (ii) the Documentation Agent shall, at Vencor's request, instruct the Collateral Agent, concurrently with or at any time after such disposition, to (i) release all security interests in Equity Interests in such Subsidiary granted by Vencor and its Subsidiaries to the Collateral Agent and (ii) if such Subsidiary is a Subsidiary Grantor, release any security interests granted by it to the Collateral Agent to secure its Subsidiary Guaranty and return to such Subsidiary Grantor any of its assets held by the Collateral Agent under the Security Agreement.

         SECTION 5.11. Restricted Payments. Unless Vencor has an Investment Grade Rating, Vencor will not, and will not permit any Subsidiary to, declare or make any Restricted Payment on or after the Initial Closing Date, except:

            (a) any distribution of shares of Ventech Systems, Inc. by Vencor to its own shareholders;

            (b) dividends on Equity Securities of Vencor declared and paid during the period from January 1, 1997 to March 31, 1998, inclusive, in an aggregate amount not exceeding $10,000,000;

            (c) Restricted Payments (other than dividends on Equity Securities of Vencor) made during the period from January 1, 1997 to March 31, 1998, inclusive, in an aggregate amount not exceeding $50,000,000; and

            (d) any other Restricted Payment declared or made after March 31, 1998 if, immediately after such Restricted Payment is declared or made, the sum of (i) all Restricted Payments made pursuant to clause (c) above and (ii) the aggregate amount of all Restricted Payments declared or made pursuant to this clause (d) does not exceed the sum set forth in the table below opposite the period in which such Restricted Payment is declared or made:


                      Period                          Cumulative Amount
         April 1, 1998 through March 31, 1999             $60,000,000
         April 1, 1999 through March 31, 2000             $70,000,000
         April 1, 2000 through March 31, 2001             $80,000,000
         April 1, 2001 through March 31, 2002             $90,000,000

provided that in no event shall Vencor or any Subsidiary declare or make any Restricted Payment pursuant to this Section if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

         SECTION 5.12. Limitations on Investments in Minority-Owned Affiliates. After the Initial Closing Date Vencor and its Subsidiaries will not make, acquire or hold any Investment in any Minority-Owned Affiliate, except:

            (i) Investments existing on the Initial Closing Date in Minority-Owned Affiliates existing on the Initial Closing Date and identified on
         Schedule II hereto and Investments in shares of common stock of Atria existing on the Initial Closing Date and the Term Promissory Note dated August 19, 1996 in the principal amount of $14 million evidencing the obligation of Hillhaven Properties, Ltd. to repay to Vencor such principal amount and the interest thereon.

            (ii) payments made pursuant to a Guarantee of Debt of Minority-Owned Affiliates, provided that such Guarantee is not prohibited by
         Section 5.07 or 5.08;

            (iii) working capital loans to Minority-Owned Affiliates not at any time exceeding $30,000,000 in aggregate outstanding principal amount; and

            (iv) any other Investments in Minority-Owned Affiliates made after the Initial Closing Date; provided that, immediately after each such Investment is made, the sum of (A) the aggregate amount of all Investments in Minority-Owned Affiliates made after the Initial Closing Date and not permitted by clause (i), (ii) or (iii) of this Section plus (B) the aggregate amount of all Investments in an Affiliate made pursuant to Section 5.13(h) does not exceed 7% of Consolidated Net Worth.

For purposes of clause (iv) above and Section 5.13(h), the amount of each Investment shall be deemed to be the original amount invested less any principal repaid or capital returned, but not less than zero.

         SECTION 5.13. Transactions with Affiliates. After the Initial Closing Date, no Vencor Company will directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; provided that the foregoing provisions of this Section shall not prohibit:

            (a) any Vencor Company from making any Investment in Minority-Owned Affiliates permitted by Section 5.12;

            (b) any Vencor Company from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to such Vencor Company as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate;

            (c) any Vencor Company from making payments of principal, interest and premium on any of its Debt held by an Affiliate if the terms of such Debt are substantially as favorable to such Vencor Company as the terms which could have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate;

            (d) any Vencor Company from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if such Vencor Company participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates;

            (e) any Vencor Company from maintaining, entering into or adopting any executive or employee incentive or compensation plan, contract or other arrangement (including any loans or extensions of credit in connection therewith), or any arrangement to terminate any of the foregoing, if such plan, contract, or arrangement has been or is approved either (i) at any time by the shareholders of Vencor or, prior to the Initial Closing Date, by the shareholders of TheraTx, in each case in accordance with such voting requirements as may be applicable, or (ii) at any time by the board of directors of Vencor or, prior to the Initial Closing Date, by the board of directors of TheraTx (or in each case a duly constituted committee of such board) at a meeting at which a quorum of disinterested directors is present;

            (f) any Vencor Company from making any loan, guarantee or other accommodation in accordance with Vencor's policies and practices concerning employee relocation in the ordinary course of its business;

            (g) performance of the Affiliate Agreements; or

            (h) any Vencor Company from contributing capital and/or making loans to an Affiliate to finance the operation by it of a hospital in the Midwestern Region of the United States, which hospital is to be leased by it; provided that (i) the sum of such capital contributions and the aggregate outstanding principal amount of such loans shall not at any time exceed $10,000,000 and (ii) immediately after each such capital contribution or loan is made, the sum of (A) the aggregate amount of all Investments in Minority-Owned Affiliates made pursuant to Section 5.12(a)(iv) plus (B) the aggregate amount of all Investments made pursuant to this clause (h) does not exceed 7% of Consolidated Net Worth.

         SECTION 5.14. Limitation on Restrictions Affecting Subsidiaries. No Vencor Company will enter into, or suffer to exist, any agreement (other than the Financing Documents) which prohibits or limits the ability of any Subsidiary (other than Atria and its Subsidiaries) to (i) pay dividends or make other distributions or pay any Debt owed to any Vencor Company, (ii) make loans or advances to any Vencor Company or (iii) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the obligations of any Vencor Company under any Financing Document; provided that the foregoing shall not prohibit any such prohibition or limitation contained in:

            (a) the Tenet Guarantee Reimbursement Agreement, insofar as the provisions thereof in effect immediately before the Initial Closing Date limit grants to other Persons of Liens on assets of any Vencor Company that was formerly a Subsidiary of Hillhaven;

            (b) the reimbursement and other agreements relating to existing letters of credit issued to support outstanding industrial revenue bonds the proceeds of which were used by First Healthcare and its Subsidiaries to acquire the Valley Gardens Health Care Center located in Stockton, California and the Meridian House retirement housing facility located in Lantan, Florida, insofar as the provisions thereof in effect on the Initial Closing Date prohibit distributions to partners of the partnerships which own such facilities unless certain cash flow tests have been satisfied;

            (c) any document relating to Debt secured by a Lien permitted by
         Section 5.09, insofar as the provisions thereof limit grants of junior liens on the assets securing such Debt;

            (d) any agreement relating to IRB Debt insofar as the provisions thereof limit grants to other Persons of Liens on the related health care facility or on any such IRB Debt held by the remarketing agent with respect thereto (or, in cases where the obligor thereon is a partnership, on any other assets of such partnership);

            (e) any operating lease or capital lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other Person;

            (f) if a Person becomes a Subsidiary of Vencor after the date hereof, any agreement that is binding on such Person and was not entered into in contemplation of its becoming a Subsidiary of Vencor, insofar as such agreement limits such Person's ability to take any action described in clause (i), (ii) or (iii) of this Section, provided that either:

                 (1) such limitation is terminated within 60 days
            after such Person becomes a Subsidiary of Vencor or

                 (2) not more than 5% of Consolidated EBITDA for any
            period of four consecutive Fiscal Quarters is attributable, in the aggregate, to Persons that become Subsidiaries of Vencor after the date hereof and remain subject to such limitations more than 60 days after becoming Subsidiaries of Vencor; and

            (g) the Parent Guaranty, insofar as the provisions thereof require that, if Vencor secures any Consolidated Debt for Borrowed Money under this Agreement, it must secure its obligations under the Parent Guaranty equally and ratably with such Consolidated Debt for Borrowed Money; provided that the foregoing provision of the Parent Guaranty shall not in any event apply to any of the assets included or required to be included in the Collateral pursuant to subsections (A), (B), (C), (D), (E) and (F) of
         Section 3 of the Security Agreement as in effect on the Initial Closing Date or any proceeds of such Collateral.

         SECTION 5.15.  No Modification of Certain Documents Without Consent.
(a) No Vencor Company will consent to or solicit any amendment or supplement to, or any waiver or other modification of, any Affiliate Agreement if the effect thereof would be to increase the amount, or to accelerate the date of payment, of any obligation of any of the Vencor Companies thereunder.

          (b) No Vencor Company will consent to or solicit any amendment or supplement to, or any waiver or other modification of, any agreement or instrument evidencing or governing TheraTx's 8% Convertible Subordinated Notes due 2002 if the effect thereof would be adverse in any respect to the Banks.

         SECTION 5.16. Minimum Consolidated Net Worth. Consolidated Net Worth will at no time be less than the Minimum Compliance Level. The "Minimum Compliance Level" means, at any date (the "date of determination"), an amount equal to the sum of (i) $637,000,000 plus (ii) for each Fiscal Quarter ended after December 31, 1996 and on or prior to the date of determination for which Consolidated Net Income is a positive number, an amount equal to 50% of such positive number plus (iii) 50% of each amount by which Consolidated Net Worth shall have been increased after December 31, 1996 and on or prior to the date of determination as a result of any issuance or sale of Equity Securities of Vencor or any conversion of convertible Debt of Vencor. The Minimum Compliance Level shall not be reduced if Consolidated Net Income for any Fiscal Quarter is a negative number.

         SECTION 5.17. Leverage Ratio. At the end of each Fiscal Quarter (a "Quarterly Measurement Date"), the ratio of (x) Consolidated Debt for Borrowed Money to (y) Consolidated EBITDA for the four consecutive Fiscal Quarters then ended will not exceed the ratio set forth below opposite the period in which such Quarterly Measurement Date falls:

                   Period                                Ratio
                   ------                                -----

  Initial Closing Date through December 30, 1998        4.00 to 1
  December 31, 1998 through December 30, 1999           3.75 to 1
  December 31, 1999 through December 30, 2000           3.50 to 1
  December 31, 2000 and thereafter                      3.25 to 1

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

For purposes of calculating the foregoing ratio at any Quarterly
Measurement Date, if any corporation or other entity shall have been acquired by any Vencor Company during the relevant period of four consecutive Fiscal Quarters, Consolidated EBITDA for such period shall be calculated as if such corporation or other entity had been acquired at the beginning of such period, to the extent that the relevant financial information with respect to it for the portion of such period prior to such acquisition can be determined with reasonable accuracy.

         SECTION 5.18. Fixed Charge Coverage Ratio. At the end of each Fiscal Quarter (a "Quarterly Measurement Date"), the ratio of (i) Consolidated EBITDAR for the four consecutive Fiscal Quarters then ended to
(ii) the sum of Consolidated Interest Expense and Consolidated Rental Expense for the same four Fiscal Quarters will not be less than the ratio set forth below opposite the period in which such Quarterly Measurement Date falls:

                            Period                          Ratio
                            ------                          -----
         Initial Closing Date through December 30, 1998    2.50 to 1
         December 31, 1998 and thereafter                  2.75 to 1

         SECTION 5.19. Reduction of Amount of Parent Guaranty. Vencor will cause the maximum amount guaranteed by it pursuant to the Parent Guaranty to be reduced as and when provided in Section 2.2 of the Parent Guaranty (and will not elect to defer any such reduction or reduce the amount of any such reduction); provided that Vencor may elect to defer all or any portion of any such reduction for a period not exceeding 12 months.

         SECTION 5.20.  Designation of Material Subsidiaries.  (a)
Vencor's Material Subsidiaries as of the Amendment Effective Date are listed on Schedule IV hereto. After the Amendment Effective Date, Vencor shall, by notice to the Agents, designate additional Subsidiaries as Material Subsidiaries if and when required so that the sum of the total assets of each Subsidiary that is not a Material Subsidiary (or, if any such Subsidiary itself has Subsidiaries, the consolidated total assets of such Subsidiary and its Consolidated Subsidiaries), in each case determined as of the date of the most recent financial statements delivered to the Banks pursuant to Section 4.04 or 5.01, does not exceed 10% of the consolidated total assets of Vencor and its Consolidated Subsidiaries at such date.

          (b) Vencor may from time to time, by notice to the Agents, terminate the status of any Subsidiary as a Material Subsidiary; provided that, immediately after such notice is given and after giving effect thereto, (i) no Default shall have occurred and be continuing and (ii) the conditions specified in subsection (a) of this Section would have been satisfied as of the date of the most recent financial statements delivered to the Banks pursuant to Section 4.04 or 5.01.

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

         SECTION 5.21. Guaranty by Future Wholly-Owned Material Subsidiaries. Within five Domestic Business Days after any Person becomes a Wholly-Owned Material Subsidiary, Vencor shall (i) cause such Wholly-Owned Material Subsidiary to guarantee Vencor's obligations hereunder pursuant to a Subsidiary Guaranty Agreement and (ii) deliver to the Documentation Agent such legal opinions and other documents as the Documentation Agent may reasonably request relating to the existence of such Wholly- Owned Material Subsidiary, the corporate authority for and validity of its Subsidiary Guaranty and any other matters relevant thereto, all in form and substance satisfactory to the Documentation Agent.

         SECTION 5.22. Pledge of Stock of Future Material Subsidiaries. Within five Domestic Business Days after any Person becomes a Material
Subsidiary:

            (i) Vencor shall sign and deliver to the Collateral Agent a Security Agreement Supplement granting (or confirming its grant of) a security interest in all Equity Interests in such Material Subsidiary beneficially owned by Vencor (and specifying that such Equity Interests constitute Required Collateral under the Security Agreement) and shall comply with the provisions of Section 4 of the Security Agreement relating to the delivery of such Required Collateral;

           (ii) Vencor shall cause each Subsidiary Guarantor that beneficially owns any Equity Interests in such Material Subsidiary to sign and deliver to the Collateral Agent a Security Agreement Supplement in which (x) such Subsidiary Guarantor grants (or confirms its grant of) a security interest in such Equity Interests (and specifies that such Equity Interests constitute Required Collateral under the Security Agreement) to secure its Subsidiary Guaranty and (y) if such Subsidiary Guarantor is not already a Subsidiary Grantor under the Security Agreement, it agrees to be a Subsidiary Grantor thereunder; and

           (iii) Vencor shall deliver to the Documentation Agent such legal opinions and other documents as the Documentation Agent may reasonably request relating to the existence of such Material Subsidiary, the corporate or partnership authority for and validity of the foregoing security interests in its Equity Interests (and the foregoing Security Agreement Supplements) and any other matters relevant thereto, all in form and substance satisfactory to the Documentation Agent;

         SECTION 5.23. No Change of Fiscal Periods. Vencor will not change the date on which any of its Fiscal Years or Fiscal Quarters ends, unless the Required Banks shall have consented to such change (which consent may be conditioned on the amendment of any covenant herein that would be affected by such change to eliminate the effect thereof).

         SECTION 5.24. TheraTx's 8% Convertible Subordinated Notes. Vencor shall cause TheraTx to mail to all registered holders of TheraTx's 8% Convertible Subordinated Notes due 2002, as and when required pursuant to Section 16.2 of the Indenture dated as of February 15, 1995 between TheraTx and First National Bank of Boston, the notice of repurchase right required thereby.


                                 ARTICLE 6

                                 DEFAULTS

         SECTION 6.01. Defaults. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

            (a) any principal of any Loan, Swingline Loan or LC Reimbursement Obligation shall not be paid when due, or any interest, fee or other amount payable hereunder shall not be paid within three Domestic Business Days after the due date thereof; or

            (b) Vencor shall fail to observe or perform any covenant contained in Section 5.01(e), Section 5.01(f) or Sections 5.07 through 5.23, inclusive; or

            (c) Vencor shall fail to observe or perform any of its covenants or agreements contained in the Financing Documents (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to Vencor by the Documentation Agent at the request of any Bank; or

            (d) any representation, warranty, certification or statement made by any Vencor Company in any Financing Document or in any certificate, financial statement or other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made; or

            (e) the Vencor Companies shall fail to make one or more payments in respect of Material Debt when due or within any period of grace applicable to such payments; or

            (f) any event or condition (other than the Tender Offer, the Merger and the change in control of TheraTx and its Subsidiaries effected thereby) shall occur that (i) results in the acceleration of the maturity of any Financial Accommodation, or (ii) enables the holder or holders of such Financial Accommodation or any Person acting on behalf of such holder or holders to accelerate the maturity thereof, and the aggregate amount that would be payable by the Vencor Companies upon the acceleration of all Financial Accommodations referred to in clauses (i) and (ii) above equals or exceeds $25,000,000; or

            (g) any Vencor Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

            (h) an involuntary case or other proceeding shall be commenced against any Vencor Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Vencor Company under the Federal bankruptcy laws as now or hereafter in effect; or

            (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000; or

            (j) one or more Enforceable Judgments for the payment of money aggregating in excess of $20,000,000 shall be rendered against one or more of the Vencor Companies (net of any portion thereof covered by insurance as to which the insurance carrier has acknowledged its responsibility); or

            (k) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 35% or more of the outstanding shares of common stock of Vencor; or, during any period of 24 consecutive calendar months, individuals who were members of the board of directors of Vencor or Hillhaven on the first day of such period shall cease to constitute a majority of the board of directors of Vencor; or

            (l) any Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be subject to such Lien, subject to no prior or equal Lien (except Permitted Liens on Optional Additional Collateral) or any Vencor Company shall so assert in writing; or

            (m) any provision of any Subsidiary Guaranty Agreement shall cease to be in full force and effect or any Vencor Company, or any Person acting on behalf of any Vencor Company, shall so assert in writing;

then, and in every such event, the Documentation Agent shall:

            (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to Vencor terminate the Commitments and the Swingline Commitment and they shall thereupon terminate;

           (ii) if requested by Banks having more than 50% of the aggregate amount of the LC Exposures, by notice to each LC Issuing Bank instruct such LC Issuing Bank (x) not to extend the expiry date of any outstanding Letter of Credit and/or (y) in the case of any Evergreen Letter of Credit, to give notice to the beneficiary thereof terminating such Letter of Credit as soon as is permitted by the provisions thereof, whereupon such LC Issuing Bank shall deliver notice to that effect promptly (or as soon thereafter as is permitted by the provisions of the relevant Letter of Credit) to the beneficiary of each such Letter of Credit and Vencor; and

           (iii) if requested by Banks holding more than 50% in aggregate outstanding principal amount of the Loans, by notice to Vencor declare the Loans and the Swingline Loans (in each case together with accrued interest thereon) to be, and they shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Vencor;

provided that in the case of an Event of Default specified in Section 6.01(g) or (h) with respect to Vencor, without any notice to Vencor or any other act by the Documentation Agent or the Banks, the Commitments and the Swingline Commitment shall thereupon terminate and the Loans and the Swingline Loans (in each case together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Vencor.

         SECTION 6.02. Notice of Default. The Documentation Agent shall give notice to Vencor under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

         SECTION 6.03. Cash Cover. Vencor agrees, in addition to the provisions of Section 6.01, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Documentation Agent upon instruction from Banks having more than 50% of the aggregate amount of the LC Exposures, pay (and, in the case of any of the Events of Default specified in Section 6.01(g) or (h) with respect to Vencor, forthwith, without any demand or the taking of any other action by the Documentation Agent or any Bank, it shall pay) to the Collateral Agent an amount in immediately available funds equal to the then aggregate amount available for subsequent drawings under all outstanding Letters of Credit issued for the account of Vencor to be held for the benefit of the Banks and the LC Issuing Banks in accordance with the Collateral Documents to secure the payment of all LC Reimbursement Obligations arising from subsequent drawings under such Letters of Credit.


                                 ARTICLE 7

                                THE AGENTS

         SECTION 7.01. Appointment and Authorization. (a) Each Bank irrevocably appoints the Documentation Agent to act as its agent in connection herewith and authorizes the Documentation Agent to take such action as agent on such Bank's behalf and to exercise such powers under the Financing Documents as are delegated to the Documentation Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

          (b) Each Bank irrevocably appoints the Administrative Agent to act as its agent in connection herewith and authorizes the Administrative Agent to take such action as agent on such Bank's behalf and to exercise such powers under the Financing Documents as are delegated to the Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

          (c) Each of the Banks, the LC Issuing Banks, the Documentation Agent and the Administrative Agent authorizes the Collateral Agent to execute the Collateral Documents and irrevocably appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Collateral Documents as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02. Agents and Affiliates. Each of Morgan and NationsBank shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not one of the Agents. Each of Morgan and NationsBank and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any of the Vencor Companies or their Affiliates as if it were not one of the Agents.

         SECTION 7.03. Action by Agents. The obligations of each of the Agents under the Financing Documents are only those expressly set forth therein with respect to it. Without limiting the generality of the foregoing, none of the Agents shall be required to take any action with respect to any Default, except as expressly provided in Article 6 hereof and in the Collateral Documents.

         SECTION 7.04. Consultation with Experts. Each of the Agents may consult with legal counsel (who may be counsel for Vencor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05. Liability of Agents. None of the Agents or their respective affiliates or their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Financing Documents (A) with the consent or at the request of the Required Banks or (B) in the absence of its own gross negligence or willful misconduct. None of the Agents or their respective affiliates or their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Financing Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of any Vencor Company under any Financing Document; (iii) the satisfaction of any condition specified in Article 3 except, in the case of the Documentation Agent, receipt of items required to be delivered to it; (iv) the validity, effectiveness or genuineness of any Financing Document or any other instrument or writing furnished in connection therewith; or (v) the existence, genuineness or value of any of the Collateral or the validity, perfection, priority or enforceability of any Lien on any of the Collateral. None of the Agents shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile copy or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.06. Indemnification. The Banks shall, ratably in accordance with their respective Credit Exposures, indemnify each Agent, their respective affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by Vencor) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with the Financing Documents or any action taken or omitted by such indemnitees thereunder.

         SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agents or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agents or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

         SECTION 7.08. Agents' Fees. Vencor shall pay fees to each of the Agents in the amounts and at the times agreed to by Vencor and such Agent.

         SECTION 7.09. Successor Agents. Each of the Agents may resign at any time (a "Retiring Agent") by giving notice thereof to the Banks, the other Agents and Vencor. Upon any such resignation, the Required Banks shall have the right to appoint a successor for the Retiring Agent (a "Successor Agent"). If no Successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the Retiring Agent gives notice of resignation, then the Retiring Agent may, on behalf of the Banks, appoint a Successor Agent, which shall be a Bank or any other commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as a Successor Agent, such Successor Agent shall thereupon succeed to and become vested with all the rights and duties of the Retiring Agent, and the Retiring Agent shall be discharged from its duties and obligations hereunder. After any Retiring Agent resigns as an Agent hereunder, the provisions of this Article 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was one of the Agents.

         SECTION 7.10. Collateral Agent. (a) As to any matters not expressly provided for in the Collateral Documents (including the timing and methods of realization upon the Collateral), the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Required Banks or, in the absence of such instructions, in accordance with its discretion; provided that the Collateral Agent shall not be obligated to take any action if the Collateral Agent believes that such action is or may be contrary to any applicable law or might cause the Collateral Agent to incur any loss or liability for which it has not been indemnified to its satisfaction.

          (b) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of any Lien on any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under the Collateral Documents. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of the Collateral Documents by the Vencor Companies.

         SECTION 7.11. Obligations of Managing Agents and Co-Agents. The Managing Agents and Co-Agents, in their capacities as such, shall have no duties, obligations or liabilities of any kind hereunder.


                                 ARTICLE 8

                         CHANGES IN CIRCUMSTANCES

         SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan, CD Loan or Money Market LIBOR Loan:

            (a) the Administrative Agent is advised by NationsBank that deposits in dollars (in the applicable amounts) are not being offered to it in the relevant market for such Interest Period, or

            (b) in the case of Euro-Dollar Loans or CD Loans, Banks holding Notes evidencing 50% or more of the aggregate outstanding principal amount of the Loans to which such Interest Period will apply advise the Administrative Agent that the London Interbank Offered Rate or the Adjusted CD Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans or CD Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to Vencor and the Banks, whereupon until the Administrative Agent notifies Vencor that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans or CD Loans, as the case may be, or to convert outstanding Loans to

Euro-Dollar Loans or CD Loans, as the case may be, shall be suspended and (ii) each outstanding Euro-Dollar Loan or CD Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless Vencor notifies the Administrative Agent at least two Domestic Business Days before the date of any affected Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such affected Borrowing is a CD Borrowing or Euro-Dollar Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such affected Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

         SECTION 8.02. Illegality. If, on or after the Amendment Effective Date, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and Vencor, whereupon until such Bank notifies Vencor and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Base Rate Loans or CD Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (ii) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

         SECTION 8.03.  Increased Cost and Reduced Return. (a) If, on or after
(x) the Amendment Effective Date in the case of any Committed Loan or Letter of Credit or any obligation to make Committed Loans or Swingline Loans or participate in Letters of Credit or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank Party (other than the Agents) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve, special deposit, insurance assessment or similar requirement (including any such requirement imposed by the Board of Governors of the Federal Reserve System but excluding (i) with respect to any Euro-Dollar Loan, any such requirement included in an applicable Euro-Dollar Reserve Percentage and (ii) with respect to any CD Loan, any such requirement included in an applicable Domestic Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank Party (other than the Agents) or shall impose on any Bank Party (other than the Agents) or the London interbank market or the United States market for certificates of deposit any other condition affecting its Fixed Rate Loans, its Note, its obligation to make Fixed Rate Loans or Swingline Loans, or its obligation to participate in any Letter of Credit, and the result of any of the foregoing is to increase the cost to such Bank Party of making or maintaining its Fixed Rate Loans or participating in any Letter of Credit or increase the cost to the Swingline Bank of maintaining the Swingline Commitment or to reduce the amount of any sum received or receivable by such Bank Party under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank Party to be material, then, within 15 days after demand by such Bank Party (with a copy to the Administrative Agent), Vencor shall pay to such Bank Party such additional amount or amounts as will compensate such Bank Party for such increased cost or reduction; provided that Vencor shall not be liable to any Bank Party in respect of any such increased cost or reduction with respect to any period of time more than three months before Vencor receives the notice required by the first sentence of Section 8.03(c) or more than six months before Vencor receives the relevant certificate referred to in the second sentence of
Section 8.03(c).

          (b) If any Bank Party (other than the Agents) shall have determined that, after the Amendment Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank Party (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank Party (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank Party to be material, then from time to time, within 15 days after demand by such Bank Party (with a copy to the Administrative Agent), Vencor shall pay to such Bank Party such additional amount or amounts as will compensate it for such reduction; provided that Vencor shall not be liable to any Bank Party in respect of any

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

such reduction with respect to any period of time more than three months prior to the date of the notice required by the first sentence of Section 8.03(c).

         (c) Each Bank Party (other than the Agents) will promptly notify Vencor and the Administrative Agent of any event of which it has knowledge, occurring after the Amendment Effective Date, which will entitle it to compensation pursuant to this Section 8.03 and will designate a different Applicable Lending Office or LC Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank Party, be otherwise disadvantageous to it. A certificate of any such Bank Party claiming compensation under this Section 8.03 and setting forth the additional amount or amounts to be paid to it hereunder, showing the calculation thereof in reasonable detail, shall be conclusive in the absence of manifest error. In determining such amount, such Bank Party may use any reasonable averaging and attribution methods.

         SECTION 8.04. Taxes. (a) Any and all payments by Vencor to or for the account of any Bank Party hereunder or under any other Financing Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank Party, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) the jurisdiction under the laws of which it is organized or any political subdivision thereof, (ii) in the case of each Bank or the Swingline Bank, the jurisdiction of its Applicable Lending Office or any political subdivision thereof and (iii) in the case of each LC Issuing Bank, the jurisdiction of its LC Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If Vencor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Financing Document to any Bank Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) Vencor shall make such deductions, (iii) Vencor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) Vencor shall furnish to the Administrative Agent, at its address specified in or pursuant to Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, Vencor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any other Financing Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Financing Document (hereinafter referred to as "Other Taxes").

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

          (c) Vencor agrees to indemnify each Bank Party for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank Party makes demand therefor.

          (d) Each Bank Party organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Amended Agreement in the case of each Bank Party listed on the signature pages hereof and on or prior to the date on which it becomes a Bank Party in the case of each other Bank Party, and from time to time thereafter if requested in writing by Vencor (but only so long as such Bank Party remains lawfully able to do so), shall provide Vencor and the Administrative Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank Party is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank Party at the time such Bank Party first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.04(a).

          (e) For any period with respect to which a Bank Party has failed to provide Vencor and the Administrative Agent with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank Party shall not be entitled to indemnification under Section 8.04(a) with respect to Taxes imposed by the United States; provided that should a Bank Party, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Vencor shall take such steps as such Bank Party shall reasonably request to assist such Bank Party to recover such Taxes.

          (f) If Vencor is required to pay additional amounts to or for the account of any Bank Party pursuant to this Section 8.04, then such Bank Party will change the jurisdiction of its Applicable Lending Office or LC Office, as the case may be, so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the sole judgment of such Bank Party, is not otherwise disadvantageous to such Bank Party.

          (g) Without prejudice to the survival of any other agreement of Vencor hereunder, the agreements and obligations of Vencor contained in this Section 8.04 shall

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

survive the payment in full of the principal of and interest on the Loans, the Swingline Loans and the LC Reimbursement Obligations.

         SECTION 8.05. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (x) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (y) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Dollar Loans and Vencor shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section 8.05 shall apply to such Bank, then, unless and until such Bank notifies Vencor that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Bank as (or continued as or converted into) Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks). If such Bank notifies Vencor that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

         SECTION 8.06. Substitution of Banks. (a) If any Bank (a "Selling Bank") (i) gives notice pursuant to Section 8.02 that it is unlawful or impossible for such Bank to make, maintain or fund its Euro-Dollar Loans or (ii) demands compensation under Section 2.08(l), 8.03 or 8.04, Vencor shall have the right, with the assistance of the Documentation Agent and the Administrative Agent, to seek one or more banks or other institutions (collectively, the "Purchasing Banks") willing to purchase the outstanding Committed Loans of the Selling Bank and its participation in any outstanding LC Reimbursement Obligations and to assume the Selling Bank's Commitment and its participation in any outstanding Letters of Credit on the terms specified in this Section 8.06; provided that any such purchase and assumption by a Purchasing Bank that is not already a Bank shall be subject to the consent of the Administrative Agent and each LC Issuing Bank (which consents shall not be unreasonably withheld). The Selling Bank shall be obligated to sell its outstanding Committed Loans and its participation in any outstanding LC Reimbursement Obligations to such Purchasing Bank or Banks (which may include one or more of the Banks) within 15 days after receiving notice from Vencor requiring it to do so, at an aggregate price equal to the outstanding principal amount thereof plus unpaid interest accrued thereon up to but excluding the date of sale.

          (b) In connection with any such sale, and as a condition thereof, Vencor shall pay to the Selling Bank all facility fees and letter of credit fees accrued for its account hereunder to but excluding the date of such sale, plus, if demanded by the Selling Bank at least two Domestic Business Days prior to such sale, (i) the amount of any compensation which would be due to the Selling Bank under Section 2.15 if Vencor had prepaid the

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

outstanding Euro-Dollar Loans and CD Loans of the Selling Bank on the date of such sale and (ii) any additional compensation accrued for its account under Section 8.03 to but excluding said date.

          (c) Upon any such sale, the Purchasing Bank or Banks shall assume the Selling Bank's Commitment and its participation in any outstanding Letters of Credit, and the Selling Bank shall be released from its obligations hereunder to a corresponding extent. The Selling Bank, as assignor, such Purchasing Bank, as assignee, the Administrative Agent and each LC Issuing Bank shall enter into an appropriate assignment and assumption agreement, whereupon (x) if such Purchasing Bank is already one of the Banks, its Commitment shall be increased by an amount equal to its ratable share of the Selling Bank's Commitment and its participations in the outstanding Letters of Credit shall be increased by its ratable share of the Selling Bank's participations therein or (y) if such Purchasing Bank is not already one of the Banks, it shall become a Bank party to this Agreement, shall be deemed to be an Assignee hereunder and shall have all the rights and obligations of a Bank with a Commitment equal to its ratable share of the Selling Bank's Commitment and with a participation in the outstanding Letters of Credit equal to its ratable share of the Selling Bank's participation in such Letters of Credit.

          (d) Upon the consummation of any sale pursuant to this Section 8.06, the Selling Bank, the Administrative Agent and Vencor shall make appropriate arrangements so that, if required, each Purchasing Bank receives a new Note complying with the provisions of Section 2.05.


                                 ARTICLE 9

                               MISCELLANEOUS

         SECTION 9.01. Notices. Unless otherwise specified herein, all notices, requests and other communications to any party under any Financing Document shall be in writing (including bank wire, facsimile copy or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof (or, in the case of any Bank, in its Administrative Questionnaire) or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agents and Vencor. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in or pursuant to this
Section 9.01 and confirmation of receipt is received, (ii) if given by mail, ten days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section 9.01, provided that notices and requests to the

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

Documentation Agent or the Administrative Agent under Article 2, 6 or 8 shall not be effective until received.

         SECTION 9.02. No Waiver. No failure or delay by the Bank Parties, or any of them, in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Financing Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.03. Expenses; Indemnification. (a) Vencor shall pay on demand (i) all reasonable out-of-pocket expenses of the Agents (including reasonable fees and disbursements of Davis Polk & Wardwell, special counsel for the Agents) in connection with the preparation and administration of the Financing Documents, any waiver, consent or amendment of any provision thereof, or any Default or alleged Default hereunder and
(ii) if any Event of Default occurs, all out-of-pocket expenses incurred by any Bank Party, including fees and disbursements of counsel (including internal charges reasonably allocated to services performed by in-house counsel), in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom.

          (b) Vencor shall indemnify each Bank Party, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including the reasonable fees and disbursements of counsel for any Indemnitee in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto, and any Environmental Liabilities) which may be incurred by any Indemnitee relating to or arising out of the Financing Documents or any actual or proposed use of the proceeds of the Loans or the Letters of Credit; provided that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 9.04. Sharing of Set-offs. (a) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive (i) payment of a proportion of the aggregate amount of principal and interest then due (or overdue) with respect to the Loans and participations in LC Reimbursement Obligations held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest then due (or overdue) with respect to the Loans and participations in LC Reimbursement Obligations held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans and participations in LC Reimbursement Obligations (as the case may be) held by the other Banks, and such other adjustments shall be made, as may be required so that all

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

such payments of principal and interest with respect to the Loans and participations in LC Reimbursement Obligations held by the Banks shall be shared by the Banks pro rata.

          (b) Nothing in this Section 9.04 shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of Vencor other than its indebtedness in respect of the Loans and LC
Reimbursement Obligations.

          (c) Vencor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan or LC Reimbursement Obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Vencor in the amount of such participation.

         SECTION 9.05. Amendments and Waivers. (a) Any provision of this Agreement, the Notes or the Swingline Note may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Vencor and the Required Banks (and, if the rights or duties of any Agent, the LC Issuing Bank, any Additional Issuing Bank or the Swingline Bank are affected thereby, by it); provided that no such amendment or waiver shall:

            (i) unless signed by all the Banks, (A) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all the Banks) or subject any Bank to any additional obligation; (B) reduce the principal of or rate of interest on any Loan or LC Reimbursement Obligation or any fee hereunder; (C) postpone the date fixed for any scheduled payment or prepayment of principal of or interest on any Loan, Swingline Loan or LC Reimbursement Obligation or any fee hereunder or for any termination or reduction of the Commitments pursuant to
         Section 2.13; (D) amend Section 9.03 or release Vencor from its obligations thereunder; or (E) change the percentage of the Commitments, the Credit Exposures, the LC Exposures or the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section 9.05 or any other provision of this Agreement;

            (ii) unless signed by the Super-Majority Banks, release any Subsidiary Guaranty or any Collateral, except as provided in
         Section 5.10 of this Agreement and Section 16 of the Security
         Agreement;

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

            (iii) unless signed by a Designated Money Market Lender or its Designating Bank, subject any Designated Money Market Lender to any additional obligation hereunder or otherwise affects its rights hereunder; or

            (iv) unless signed by the Swingline Bank and the Required Banks, increase the Swingline Commitment, postpone the Swingline Maturity Date or otherwise affect any of the Swingline Bank's rights or obligations hereunder.

          (b) Any provision of the Security Agreement may be amended as, and only as, provided in Section 23 thereof. Any provision of any other Collateral Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed or otherwise approved in writing by Vencor and the Required Banks (and, if the rights or duties of any Agent are affected thereby, by it).

         SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Vencor may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Banks, the LC Issuing Banks and the Swingline Bank.

          (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitments or any or all of its Loans or its LC Exposure. If any Bank grants a participating interest to a Participant, whether or not upon notice to Vencor and the Agents, such Bank shall remain responsible for the performance of its obligations hereunder, and Vencor and the Agents shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Financing Documents. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Vencor under the Financing Documents, including the right to approve any amendment, modification or waiver of any provision of the Financing Documents; provided that such participation agreement may provide that (A) such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.05(a) without the consent of the Participant and (B) such Bank will agree to vote the Participant's participating interest with respect to any matter requiring a vote of the Super-Majority Banks under the Security Agreement as the Participant may direct. Vencor agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.08(f) and Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by
Section 9.06(c) or (d) shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

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

          (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a ratable portion (in the case of each Assignee, equivalent to an initial Commitment of not less than $15,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, with (and subject to) the consent of Vencor, the Administrative Agent, each LC Issuing Bank and the Swingline Bank (which consents shall not be unreasonably withheld); provided that (i) if an Assignee is an affiliate of such transferor Bank or is already a Bank immediately prior to such assignment, no such consent shall be required, but written notice of such assignment shall be given to the Administrative Agent and Vencor, (ii) such assignment may be made to an Assignee that is already a Bank without regard to the foregoing minimum assignment amount, (iii) such assignment may, but need not, include rights of such transferor Bank in respect of outstanding Money Market Loans and (iv) a Designated Money Market Lender may assign Money Market Loans held by it to its Designating Bank without regard to the foregoing minimum assignment amount and without the consent of any other party. Upon execution and delivery of an appropriate instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this Section 9.06(c), the transferor Bank, the Administrative Agent and Vencor shall make appropriate arrangements so that, if required, a new Note complying with the provisions of Section 2.05 is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States or a state thereof, it shall deliver to Vencor and the Administrative Agent certification as to exemption from deduction or withholding of United States federal income taxes in accordance with Section 8.04.

          (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes as security to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

          (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 2.08(l), 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with Vencor's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

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

         SECTION 9.07. Margin Stock. Each of the Banks represents to the Agents and each of the other Banks that it in good faith is not relying upon any Margin Stock (except the TheraTx Shares) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 9.08. Failure of Bank to Satisfy Minimum Rating Condition. If at any time any Bank fails to satisfy the Minimum Rating Condition, such Bank (a "NonComplying Bank") shall (i) promptly notify Vencor, the Documentation Agent, the Administrative Agent and the LC Issuing Banks thereof and (ii) assist Vencor in seeking one or more Eligible Banks to purchase its outstanding Committed Loans and its participation in any outstanding LC Reimbursement Obligations and to assume its Commitment and its participation in any outstanding Letters of Credit. If such a sale and assumption has not been effected within 60 days after such Non-Complying Bank first fails to satisfy the Minimum Rating Condition, then, for so long as such failure continues, such Non-Complying Bank shall cause Eligible Collateral to be pledged, or letters of credit to be issued by one or more Eligible Banks, in favor of each of the LC Issuing Banks, in each case in an amount at least equal from time to time to such Non-Complying Bank's Commitment Percentage of the aggregate amount that is (or may thereafter become) available for drawing under all Letters of Credit issued by such LC Issuing Bank and otherwise on terms satisfactory to such LC Issuing Bank.

         For purposes of this Section 9.08:

              (i) the "Minimum Rating Condition" is satisfied by a Bank at any time if (A) the issuer rating of such Bank or its Parent is then at least "C" by Thompson BankWatch, Inc. (or its successors) (or, in the case of any Bank organized under the laws of any jurisdiction outside the United States, the individual rating of the Bank or its Parent is then at least "C" by IBCA Limited (or its successors)), (B) the scoring of such Bank or its Parent is then at least "2" by Thompson BankWatch, Inc. (or its successors) or (C) long-term unsecured public debt of such Bank or its Parent is then rated at least "BBB" by S&P and at least "Baa2" by Moody's;

             (ii) "Eligible Bank" means any bank or other financial institution whose (or whose Parent's) long-term unsecured public debt is rated at least "A-" by S&P or at least "A3" by Moody's; and

             (iii) "Eligible Collateral" means (A) cash, (B) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, and (C) debt securities of an issuer incorporated under the laws of the United States or any state thereof which are rated at least

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

         "A" by S&P or "A1" by Moody's, in each case (except in the case of cash) maturing not more than one year after such obligation or security is pledged pursuant to this Section 9.08.

         SECTION 9.09. Governing Law; Submission to Jurisdiction. This Agreement, each Note and the Swingline Note shall be governed by and construed in accordance with the laws of the State of New York. Vencor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement, the Notes or the Swingline Note or the transactions contemplated hereby or thereby. Vencor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 9.10. Counterparts; Integration. This Agreement and any amendment to this Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument. This Agreement (together with the other Financing Documents) constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

         SECTION 9.12. Confidentiality. Each Bank Party agrees to keep the information contained in the Offering Memorandum and any other non-public information delivered or made available by Vencor to it confidential and to use such information only for the purpose of evaluating, approving, structuring and administering the Loans, Swingline Loans and Letters of Credit; provided that nothing herein shall prevent any Bank Party from disclosing such information (i) to persons employed or retained by such Bank Party who are engaged or expected to be engaged in evaluating, approving, structuring or administering the Loans, Swingline Loans and Letters of Credit, (ii) to any other person if reasonably incidental to the administration of the Loans, Swingline Loans or Letters of Credit, (iii) to any other Bank Party, (iv) pursuant to any subpoena or express direction of any court or other authorized government agency or as otherwise required by law, (v) upon the request or demand of any bank regulatory agency, bank examiner or comparable authority, (vi) which has theretofore been publicly disclosed or is otherwise available to such Bank Party on a non-confidential basis from a source that is not, to its knowledge, subject to a confidentiality agreement with Vencor, (vii) in connection with any litigation to which any Bank Party or its subsidiaries or Parent may be a party, (viii) to the extent necessary in connection with the exercise of any remedy hereunder,
(ix) to such Bank Party's affiliates, legal counsel and independent auditors and
(x) to any actual or proposed Participant or Assignee that has signed a written agreement containing provisions substantially similar to this Section 9.12. Any Bank Party that discloses confidential information to other Persons as contemplated by clause (i), (ii) or (ix) of the foregoing proviso shall inform such other Persons of the confidential nature of such information and shall instruct them to keep such information confidential (except for disclosures permitted by the foregoing proviso). Before any Bank Party discloses confidential information pursuant to clause (iv) or (vii) of the foregoing proviso, such Bank Party shall, to the extent permitted by law, advise Vencor of such proposed disclosure so that Vencor may, in its discretion, seek an appropriate protective order.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                           VENCOR, INC.




                           By: /s/ Richard A. Lechleiter
                               ----------------------------
                              Name: Richard A. Lechleiter
                              Title: Vice President Finance &
                                     Corporate Controller

                           Address:          Vencor, Inc.
                                             3300 Providian Center
                                             Louisville, Kentucky 40202
                           Attention:        General Counsel
                           Facsimile:        502-596-4099
                           with a copy to:
                           Address:          Vencor, Inc.
                                             3300 Providian Center
                                             400 West Market Sreet.
                                             Louisville, Kentucky 40202
                           Attention:        Director of Finance
                           Facsimile:        502-596-4170

                           AGENTS
                           ------

                           MORGAN GUARANTY TRUST
                             COMPANY OF NEW YORK, as
                             Documentation Agent and a Bank



                           By: /s/ Diana H. Imhof
                              ---------------------------
                              Name:  Diana H. Imhof
                              Title: Vice President



                           60 Wall Street
                           New York, NY 10260
                           Attention: Diana H. Imhof
                           Facsimile: (212) 648-5018



                           MORGAN GUARANTY TRUST
                             COMPANY OF NEW YORK, as
                             Collateral Agent



                           By: /s/ Richard A. Burke
                              ---------------------------
                              Name:  Richard A. Burke
                              Title: Vice President



                           500 Stanton Christiana Road
                           Newark, Delaware 19713
                           Attention: Asset Finance Group
                           Facsimile: (302) 634-5490

                           NATIONSBANK, N.A., as Administrative
                             Agent, Swingline Bank and a Bank



                           By: /s/ Ashley M. Crabtree
                              ---------------------------
                              Name:  Ashley M. Crabtree
                              Title: Senior Vice President



                           For Wire Transfers:
                           ------------------
                             ABA #053000196
                             Attention: Corporate Credit Services
                             Account No. 136621-22506
                             Reference: Vencor

                           Notices Relating to Operations:
                           ------------------------------
                             101 North Tryon Street
                             NC1-001-15-04
                             Charlotte, NC 20255
                             Attention: Corporate Credit Services
                             Tel: 704-388-3916
                             Fax: 704-386-9923

                           All Other Communications:
                           ------------------------
                             1 NationsBank Plaza, 5th Floor
                             Nashville, TN 37239-1697
                             Attention: Ashley Crabtree
                             Tel: 615-749-3524
                             Fax: 615-749-4640

                           MANAGING AGENTS
                           ---------------

                           THE CHASE MANHATTAN BANK




                           By: /s/ Dawn Lee Lum
                              ---------------------------
                              Name:  Dawn Lee Lum
                              Title: Vice President

                           PNC BANK, KENTUCKY, INC




                           By: /s/ Benjamin A. Willingham
                              ---------------------------
                              Name:  Benjamin A. Willingham
                              Title: Vice President



                           CO-AGENTS
                           ---------

                           BANK OF AMERICA NT & SA




                           By: /s/ Mark F. Micner
                              ---------------------------
                              Name:  Mark F. Micner
                              Title: Managing Director



                           THE BANK OF NEW YORK



                           By: /s/ Douglas Ober
                              ---------------------------
                              Name:  Douglas Ober
                              Title: Vice President



                           THE BANK OF NOVA SCOTIA



                           By: /s/ Dana Maloney
                              ---------------------------
                              Name:  Dana Maloney
                              Title: Relationship Manager



                           CREDIT LYONNAIS NEW YORK BRANCH




                           By: /s/ John Oberle
                              ---------------------------
                              Name:  John Oberle
                              Title: Vice President

                           FIRST AMERICAN NATIONAL
                             BANK




                           By: /s/ Kent D. Wood
                              ---------------------------
                              Name:  Kent D. Wood
                              Title: Assistant Vice President




                           By:
                              ---------------------------
                              Name:
                              Title:




                           BANK OF LOUISVILLE



                           By: /s/ Roy L. Johnson Jr.
                              ---------------------------
                              Name:  Roy L. Johnson Jr.
                              Title: Senior Vice President


                           LC ISSUING BANKS
                           ----------------

                           NATIONSBANK, N.A., as an LC Issuing
                             Bank




                           By: /s/ Ashley M. Crabtree
                              ---------------------------
                              Name:  Ashley M. Crabtree
                              Title: Senior Vice President



                           NATIONAL CITY BANK OF
                             KENTUCKY, as an LC Issuing Bank




                           By: /s/ Denny Scott
                              ---------------------------
                              Name:  Denny Scott
                              Title: Vice President

                           TORONTO DOMINION (TEXAS), INC.




                           By: /s/ Neva Nesbitt
                              ---------------------------
                              Name:  Neva Nesbitt
                              Title: Vice President



                           WACHOVIA BANK OF GEORGIA, N.A.




                           By: /s/ Harry H. Hagen
                              ---------------------------
                              Name:  Harry H. Hagen
                              Title: Vice President



                           BANKS
                           -----

                           ABN AMRO BANK N.V.





                           By: /s/ Gregory D. Amoun
                              ---------------------------
                              Name:  Gregory D. Amoun
                              Title: Vice President





                           By: /s/ [SIGNATURE APPEARS HERE]
                              ----------------------------
                              Name:
                              Title:



                           BANK OF MONTREAL




                           By: /s/ Peter W. Steelman
                              ---------------------------
                              Name:  Peter W. Steelman
                              Title: Director

                           THE INDUSTRIAL BANK OF
                             JAPAN TRUST COMPANY




                           By: /s/ Takuya Honjo
                              ---------------------------
                              Name:  TAKUYA HONJA
                              Title: SENIOR VICE PRESIDENT


                           LTCB TRUST COMPANY



                           By: /s/ Rene O. LeBlanc
                              ---------------------------
                              Name:  RENE O. LEBLANC
                              Title: SENIOR VICE PRESIDENT


                           NATIONAL CITY BANK OF KENTUCKY




                           By: /s/ Deroy Scott
                              ---------------------------
                              Name:  Deroy Scott
                              Title: Vice President


                           UNION BANK OF CALIFORNIA, N.A.




                           By: /s/ Lynn E. Vine
                              ---------------------------
                              Name:  Lynn E. Vine
                              Title: Vice President



                           U.S. BANK OF WASHINGTON, N.A.





                           By: /s/ Arnold J. Conrad
                              ---------------------------
                              Name:  Arnold J. Conrad
                              Title: Vice President

                           CREDIT SUISSE FIRST BOSTON




                           By: /s/ R.N. Finney
                              ---------------------------
                              Name:  R.N. Finney
                              Title: Managing Director



                           DEUTSCHE BANK AG NEW YORK
                           AND/OR CAYMAN ISLAND BRANCHES




                           By: /s/ Iain Stewart
                              ---------------------------
                              Name:  Iain Stewart
                              Title: Assistant Vice President




                           By: /s/ Alka Jain Goyal
                              ---------------------------
                              Name:  Alka Jain Goyal
                              Title: Assistant Vice President



                           FLEET NATIONAL BANK




                           By: /s/ Gingen Stulzeu Thaler
                              ---------------------------
                              Name:  G. Stulzeu Thaler
                              Title: Vice President



                           MELLON BANK, N.A.




                           By: /s/ Gregory B. Anderson
                              ---------------------------
                              Name:  Gregory B. Anderson
                              Title: Vice President

                           BANK ONE, KENTUCKY, NA




                           By: /s/ Dennis P. Heishman
                              ---------------------------
                              Name:  DENNIS P. HEISHMAN
                              Title: SENIOR VICE PRESIDENT



                           COMERICA BANK




                           By: /s/ Lana L. Anderson
                              ---------------------------
                              Name:  Lana L. Anderson
                              Title: Vice President



                           CORESTATES BANK, N.A.




                           By: /s/ Lawrence W. Dessen
                              ---------------------------
                              Name:  Lawrence W. Dessen
                              Title: Vice President



                           NBD BANK, N.A.




                           By: /s/ Cindy A. Herzog
                              ---------------------------
                              Name:  Cindy A. Herzog
                              Title: Authorized Agent



                           THE FUJI BANK, LIMITED




                           By: /s/ Peter L. Chinnici
                              ---------------------------
                              Name:  Peter L. Chinnici
                              Title: Joint General Manager

                           AMSOUTH BANK OF ALABAMA




                           By: /s/ [SIGNATURE APPEARS HERE]
                              ---------------------------
                              Name:  [NAME APPEARS HERE]
                              Title: Commercial Banking Officer



                           FIRST UNION NATIONAL BANK
                             OF NORTH CAROLINA





                           By: /s/ Ann M. Dodd
                              ---------------------------
                              Name:  ANN M. DODD
                              Title: SENIOR VICE PRESIDENT



                            KREDIETBANK N.V.




                           By: /s/ Robert Snauffer
                              ---------------------------
                              Name:  Robert Snauffer
                              Title: Vice President

                           By: /s/ Tod R. Angus
                              ---------------------------
                              Name: TOD R. ANGUS
                              Title: VICE  PRESIDENT


                           SOCIETE GENERALE, CHICAGO
                             BRANCH



                           By: /s/ [XXXXXXXXXXXXXXX]
                              ---------------------------
                              Name:  [XXXXXXXXXXXXXXXXX]
                              Title: [XXXXXXXXXXXXXXXXXX]

                           PNC BANK, NATIONAL ASSOCIATION,
                             as an LC Issuing Bank



                           By: /s/ Justin J. Falgianc
                              ---------------------------
                              Name:  Justin J. Falgianc
                              Title: Corporate Banking Officer



                           BANK OF AMERICA NT & SA dba
                             SEAFIRST BANK, successor
                             by merger and name change
                             to Seattle First National
                             Bank, as an LC Isuing
                             Bank



                           By: /s/ Fl. Wilson
                              ---------------------------
                              Name:  Fl. Wilson
                              Title: VP-MGR


                           WACHOVIA BANK OF NORTH
                            CAROLINA, N.A., as an
                            LC Issuing Bank



                           By: /s/ Robert G. Brookby
                              ---------------------------
                              Name:  Robert G. Brookby
                              Title: Executive Vice President



                            COMMITMENT SCHEDULE

           Bank                             Commitment
           ----                             ----------
Morgan Guaranty Trust
 Company of New York                       $100,000,000
NationsBank, N.A.                          $100,000,000
The Chase Manhattan Bank                    $85,000,000
PNC Bank, Kentucky, Inc                     $85,000,000
Bank of America NT &
 SA dba Seafirst Bank                       $68,000,000
The Bank of New York                        $68,000,000
The Bank of Nova Scotia                     $68,000,000
Credit Lyonnais New York Branch             $68,000,000
Credit Suisse First Boston                  $68,000,000
Deutsche Bank AG New York
 and/or Cayman Island Branches              $68,000,000
Fleet National Bank                         $68,000,000
Mellon Bank, N.A.                           $68,000,000
Toronto Dominion (Texas), Inc.              $68,000,000
Wachovia Bank of Georgia, N.A.              $68,000,000
ABN AMRO Bank N.V.                          $50,000,000
Bank of Montreal                            $50,000,000
Bank One, Kentucky, NA                      $50,000,000
Comerica Bank                               $50,000,000
CoreStates Bank, N.A.                       $50,000,000
The Fuji Bank, Limited                      $50,000,000
The Industrial Bank
 of Japan Trust Company                     $50,000,000

           Bank                             Commitment
           ----                             ----------
National City Bank of Kentucky              $50,000,000
NBD Bank, N.A.                              $50,000,000
LTCB Trust Company                          $50,000,000
Union Bank of California, N.A.              $35,000,000
U.S. Bank of Washington, N.A.               $30,000,000
Amsouth Bank of Alabama                     $25,000,000
First Union National Bank of
 North Carolina                             $25,000,000
Kredietbank N.V.                            $25,000,000
Societe Generale, Chicago Branch            $25,000,000
First American National  Bank               $20,000,000
Bank of Louisville                          $15,000,000
                                       ================
                               Total     $1,750,000,000

                             PRICING SCHEDULE

         Each of "Euro-Dollar Margin", "CD Margin", "Facility Fee Rate" and "LC Fee Rate" means:

         (i) for any day before May 16, 1997, the rate set forth below in the row opposite such term and in the column headed "Level V"; and

         (ii) for any day on or after May 16, 1997, the rate set forth below in the row opposite such term and in the column corresponding to the "Pricing Level" that applies on such day:



=====================================================================================
Pricing Level    Level I     Level II    Level III    Level IV    Level V    Level VI
-------------------------------------------------------------------------------------
Euro-Dollar
Margin           0.2500%     0.3750%      0.4250%     0.5000%     0.6250%    0.6875%
-------------------------------------------------------------------------------------
CD Margin        0.3750%     0.5000%      0.5500%     0.6250%     0.7500%    0.8125%
-------------------------------------------------------------------------------------
Facility
Fee Rate         0.1250%     0.1750%      0.2000%     0.2500%     0.2500%    0.3125%
-------------------------------------------------------------------------------------
LC Fee Rate      0.2500%     0.3750%      0.4250%     0.500%      0.6250%    0.6875%
=====================================================================================

         Terms defined in the Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. For purposes of this Pricing Schedule, the following additional terms, as used herein, have the following respective meanings:

         "Level I Pricing" applies during any Rate Period if, at the end of the Preceding Fiscal Quarter, the Leverage Ratio was less than or equal to
2.00 to 1.00.

         "Level II Pricing" applies during any Rate Period if, at the end of the Preceding Fiscal Quarter, the Leverage Ratio was greater than 2.00 to 1.00 and not greater than 2.50 to 1.00.

         "Level III Pricing" applies during any Rate Period if, at the end of the Preceding Fiscal Quarter, the Leverage Ratio was greater than 2.50 to 1.00 and not greater than 3.00 to 1.00.

         "Level IV Pricing" applies during any Rate Period if, at the end of the Preceding Fiscal Quarter, the Leverage Ratio was greater than 3.00 to 1.00 and not greater than 3.25 to 1.00.

         "Level V Pricing" applies during any Rate Period if, at the end of the Preceding Fiscal Quarter, the Leverage Ratio was greater than 3.25 to
1.00 and not greater than 3.50 to 1.00.

         "Level VI Pricing" applies during any Rate Period if, at the end of the Preceding Fiscal Quarter, the Leverage Ratio was greater than 3.50 to 1.00.

         "Leverage Ratio" means, at the end of any Fiscal Quarter, the ratio of (x) Consolidated Debt for Borrowed Money at the end of such Fiscal Quarter to (y) Consolidated EBITDA for the period of four consecutive Fiscal Quarters then ended.

         "Preceding Fiscal Quarter" means, with respect to any Rate Period, the most recent Fiscal Quarter ended before such Rate Period begins.

         "Pricing Level" refers to the determination of which of Level I Pricing, Level II Pricing, Level III Pricing, Level IV Pricing, Level V Pricing or Level VI Pricing applies on any day. Pricing Levels are referred to in ascending order (e.g., Level III Pricing is a higher Pricing Level than Level II Pricing).

         "Rate Period" means any period from and including the 46th day of a Fiscal Quarter to and including the 45th day of the immediately succeeding Fiscal Quarter; provided that the first Rate Period shall begin on and include May 16, 1997.

                                       2